    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               CD WAREHOUSE, INC.

                 (Name of Small Business Issuer in its Charter)

           DELAWARE                          5735                  73-1504999
  (State or Jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)     Identification
                                                                    Number)

                                722 N. BROADWAY
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 232-2797
         (Address and Telephone Number of Principal Executive Offices)

                          JERRY W. GRIZZLE, PRESIDENT
                               CD WAREHOUSE, INC.
                                722 N. BROADWAY
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 232-2797
           (Name, Address and Telephone Number of Agent for Service)
                            ------------------------

                                   COPIES TO:

      JEANETTE C. TIMMONS, ESQ.                  DOUGLAS A. BRANCH, ESQ.
   Day Edwards Federman Propester &         Phillips McFall McCaffrey McVay &
          Christensen, P.C.                            Murrah, P.C.
     210 Park Avenue, Suite 2900                    211 North Robinson
    Oklahoma City, Oklahoma 73102             Oklahoma City, Oklahoma 73102
            (405) 239-2121                            (405) 235-4100

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED        PER SHARE(1)     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $.01 par value........     1,150,000(2)           $7.00             $8,050,000          $2,775.86
Representative's Warrants (3).......       115,000              $.001                $115                (4)
Common Stock Issuable on Exercise of
  Representative's Warrants (5).....       115,000              $8.40              $966,000            $333.08
TOTAL...............................                                              $9,016,115          $3,108.94

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 150,000 shares of Common Stock subject to the Underwriters' over-allotment option.

(3) The Representative's Warrants entitle the Representative to purchase shares of Common Stock equal to 10% of the total number of shares sold pursuant to this Registration Statement.

(4) Pursuant to Rule 457(g), no registration fee is payable.

(5) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional securities issuable upon future anti-dilution adjustments in accordance with the terms of the
    Representative's Warrants.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 30, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                1,000,000 SHARES

                               CD WAREHOUSE, INC.

                                  COMMON STOCK

    All of the 1,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), offered hereby (the "Offering") are being sold by CD Warehouse, Inc. (the "Company"). Prior to this Offering, there has been no public market for the Common Stock of the Company. It is currently anticipated that the initial public offering price will be between $5.00 and $7.00 per share. See "Underwriting" for information relating to the method of determining the initial public offering price. The Company has applied for inclusion of the Common Stock on the Nasdaq Small Cap Market under the trading symbol "CDWI."

    THESE SECURITIES ARE SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                    UNDERWRITING DISCOUNTS         PROCEEDS TO
                                             PRICE TO PUBLIC         AND COMMISSIONS (1)          COMPANY (2)(3)
Per Share..............................             $                         $                         $
Total (3)..............................             $                         $                         $

(1) Does not include a 3% nonaccountable expense allowance which the Company has agreed to pay to Capital West Securities, Inc. ("Capital West"), as representative (the "Representative") of the several Underwriters. The Company has also agreed to sell to the Representative five-year warrants (the "Representative's Warrants") to purchase shares of Common Stock equal to 10% of the total number of shares sold pursuant to this Offering and to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses in connection with this Offering payable by the Company, including the Representative's nonaccountable expense allowance in
    the amount of $      ($      if the Underwriters' over-allotment option is
    exercised in full), estimated at $      . See "Use of Proceeds" and
    "Underwriting."

(3) The Company has granted the Underwriters an option, exercisable within 30 business days from the date of this Prospectus, to purchase up to 150,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $      , $
    and $      , respectively. See "Underwriting."

    The Common Stock is being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to the approval of certain legal matters by counsel and to certain other conditions. It is expected that delivery of certificates representing the shares of Common Stock will be made against payment therefor at the offices of Capital
West Securities, Inc., Oklahoma City, Oklahoma, on or about            , 1996.

                         CAPITAL WEST SECURITIES, INC.

               THE DATE OF THIS PROSPECTUS IS            , 1996.

The picture on the inside front cover of the Prospectus depicts a CD Warehouse, Inc., storefront. On the top half of the inside back cover is a map with pinpoint markings which represent CD Warehouse, Inc., store locations nationwide, and on the bottom half of the inside back cover is depicted the interior of a CD Warehouse Store.
                            ------------------------

    The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by an independent public accounting firm and with quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION CONTAINED IN THIS PROSPECTUS (I) ASSUMES AN INITIAL OFFERING PRICE OF $5.00 PER SHARE (THE MINIMUM OF THE RANGE APPEARING ON THE COVER OF THIS PROSPECTUS); (II) ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED; AND (III) GIVES EFFECT TO THE CDIL ACQUISITION AND THE MACDONALD ACQUISITION (AS DESCRIBED ELSEWHERE IN THIS PROSPECTUS). EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S BUSINESS AND PROSPECTS THAT ARE BASED UPON NUMEROUS ASSUMPTIONS ABOUT FUTURE CONDITIONS WHICH MAY ULTIMATELY PROVE TO BE INACCURATE AND ACTUAL EVENTS AND RESULTS MAY MATERIALLY DIFFER FROM ANTICIPATED RESULTS DESCRIBED IN SUCH STATEMENTS. THE COMPANY'S ABILITY TO ACHIEVE SUCH RESULTS IS SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, SUCH AS THOSE INHERENT GENERALLY IN THE RETAIL AND FRANCHISING INDUSTRIES, THE IMPACT OF COMPETITION AND PRICING, CHANGING MARKET CONDITIONS, THE RISKS DETAILED IN THE SECTIONS ENTITLED "RISK FACTORS" AND "LEGAL PROCEEDINGS," AND OTHER RISKS DETAILED THROUGHOUT THIS PROSPECTUS. THESE FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT AS OF THE DATE OF THE FILING OF THIS PROSPECTUS. THE COMPANY DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS. AS A RESULT, THE READER IS CAUTIONED NOT TO PLACE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. AS USED IN THIS PROSPECTUS, THE WORD "COMPANY" MEANS CD WAREHOUSE, INC. AND ITS WHOLLY OWNED SUBSIDIARY, CD MANAGEMENT, INC., UNLESS THE CONTEXT INDICATES OTHERWISE.

                                  THE COMPANY

    The Company was formed in September 1996 to acquire the assets of Compact Discs International, Ltd. ("CDIL"), a Texas limited partnership which franchises and operates stores throughout the United States and England under the name "CD Warehouse." CD Warehouse stores sell, trade and buy new and preowned compact discs ("CD's") and related products. According to the January 1996 issue of Entrepreneur Magazine, CDIL was ranked among the top 30 new franchises in the United States. At August 31, 1996, there were 108 franchised CD Warehouse stores in 25 states and England.

    CD Warehouse stores sell CD's, take customers' CD's in trade or buy customers' CD's for cash. The CD Warehouse concept capitalizes on the emergence of CD's as the prevailing form of prerecorded music. Because the CD is encased in plastic and read by a laser, the playing of CD's, and even the occasional careless handling of CDs, rarely cause damage that will impair performance or result in any degradation of sound quality. In the absence of pronounced abuse, CD's may reasonably be expected to last for decades. The CD Warehouse remarketing concept emphasizes consumer value by offering quality preowned CD's at substantial savings and responding to consumers' desire to recycle merchandise they no longer want or use but which has intrinsic value. The CD Warehouse marketing slogan, "selling compact discs at compact prices," embodies this concept.

    A typical CD Warehouse store, located in a high traffic strip shopping center, will occupy between 1,000 and 2,000 square feet and offer between 8,000 and 12,000 selections, with approximately 80% of the dollar sales volume being preowned selections and the balance being new releases from the major music categories. At each CD Warehouse store, a customer selects from a number of new and preowned CD's and may listen to preowned CD's before purchase. Typically, each CD Warehouse store carries the majority of the Billboard Top 100 selections as "new" inventory, filling out its inventory selection with preowned CD's which are purchased for $1 to $4 and remarketed for $6 to $9.

    The Company believes that a growing consumer willingness to purchase preowned CD's provides an expanding market niche in the retail music industry for CD remarketers. The Company's business strategy is to establish itself as the recognized industry leader in the domestic buy-sell-trade retail CD marketplace by pursuing a three-fold approach: (1) offering quality, preowned CD's at exceptional value; (2) selling new releases at competitive prices; and
(3) offering to accept as a trade, or buy for cash, selected CD's from customers.

    The Company's expansion strategy for 1997 is to open 9 to 12 Company-owned stores and 18 to 24 franchised stores. Management believes that, in addition to the Company, Disc Go Round and The Wherehouse are the only national chains engaged in the sale of preowned CD's. Based on publicly available information regarding such companies, the Company believes that CD Warehouse stores currently account for approximately 23% of the estimated 480 chain-based CD reseller stores that operate throughout the United States. Management believes that the market for CD remarketers is fragmented and underserved, and that the Company can capitalize on the demand by expanding the CD Warehouse concept in targeted markets.

    Simultaneously with the closing of the Offering, the Company will acquire substantially all of the assets of CDIL (the "CDIL Assets") for a purchase price of $3.2 million (the "CDIL Acquisition"). See "Certain Transactions--CDIL Acquisition." In a related transaction (the "MacDonald Acquisition"), which also will occur simultaneously with the closing of the Offering, the Company's wholly owned subsidiary, CD Management, Inc. ("CD Management") will acquire the equity interests of Bruce D. MacDonald (together with his affiliates, "MacDonald") with respect to 36 franchised CD Warehouse stores. Pursuant to the MacDonald Acquisition, the Company will acquire 100% ownership of an existing store in Dallas, Texas (the "Montfort Street Store") and minority equity interests (including MacDonald's interest as a managing general partner or limited liability company manager) in 35 other existing stores (the "MacDonald Equity Interests"). The Company has formed CD Management to act as the successor general partner or manager of, respectively, 12 partnerships and one limited liability company originally organized by MacDonald to fund, own and operate the 35 franchised stores in which MacDonald holds a minority equity interest. Upon acquisition of the Montfort Street Store and the MacDonald Equity Interests (collectively, the "MacDonald Assets"), the Company will manage and have an interest in 36 of the 108 stores in the CD Warehouse system. Pursuant to the MacDonald Acquisition, the Company will issue to MacDonald 80,000 shares of the Company's Common Stock. See "Certain Transactions-- MacDonald Acquisition." The Offering will not be closed unless there is a simultaneous closing of the CDIL Acquisition and the MacDonald Acquisition. Upon consummation of the CDIL Acquisition and the MacDonald Acquisition, the Company will acquire the rights to the CD Warehouse name, assume CDIL's role as franchisor under the 108 franchise agreements to which CDIL was a party and manage and have an interest in the 36 CD Warehouse Stores in which MacDonald had an interest.

    During the year ended December 31, 1995, and the eight months ended August 31, 1996, on a pro forma basis taking into account the CDIL Acquisition and the MacDonald Acquisition, the Company had pro forma total revenues of approximately $4,153,000 and $3,171,000, respectively, and pro forma net income, as adjusted, of approximately $168,000 and $138,000, respectively. There can be no assurance that the historical level of the Company's revenues and net income will continue to be achieved in the future. See "Risk Factors," "Business" and "Certain Transactions."

    The Company was incorporated under the laws of the State of Delaware in September 1996. The Company's principal office is located at 722 N. Broadway, Oklahoma City, Oklahoma 73102, and its telephone number is (405) 232-2797.

                                  THE OFFERING

Common Stock offered by the
  Company.....................  1,000,000 shares

Shares of Common Stock to be
  outstanding after the
  Offering....................  1,780,000 shares (1)

Use of Proceeds...............  To purchase the CDIL Assets, open new Company stores and remodel existing stores in which the
                                Company owns an interest and manages and for
                                working capital and general corporate purposes

Nasdaq Small Cap Market
  Symbol......................  CDWI (proposed)

------------------------

(1) Includes 350,000 shares of Common Stock for which Mark E. Kane, the founder of CDIL, previously has subscribed, but the payment for which is conditioned upon the consummation of the Offering, and 80,000 shares of Common Stock to be issued to Bruce D. MacDonald in connection with the MacDonald Acquisition.

                                  RISK FACTORS

    Investment in the Common Stock offered hereby involves a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

                     SUMMARY--FINANCIAL AND OPERATING DATA

    The following table sets forth historical financial information, on a combined basis, of the operations of CDIL, as well as historical financial information attributable to the MacDonald Assets to be acquired by the Company upon successful completion of this Offering. The information is derived from the audited financial statements of CDIL and CD Acquisitions (a joint venture which was acquired by CDIL effective January 1, 1996), for each of the two years in the period ended December 31, 1995 and from the internally-prepared financial statements of such entities for the year ended December 31, 1993 and the eight months ended August 31, 1995 and 1996 appearing elsewhere in this Prospectus, and should be read in conjunction with such Financial Statements including the Notes thereto. See "Combined Statements of Operations," "Pro Forma Combined Condensed Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical information and pro forma disclosures are further explained in the accompanying notes.

                                                                                                    EIGHT MONTHS ENDED
                                                                                                        AUGUST 31,
                                                             YEARS ENDED DECEMBER 31,            ------------------------
                                                   --------------------------------------------
                                                                                        AS           AS           AS
                                                       HISTORICAL COMBINED(1)       ADJUSTED(2)  ADJUSTED(2)  ADJUSTED(2)
                                                   -------------------------------  -----------  -----------  -----------
                                                     1993       1994       1995        1995         1995         1996
                                                   ---------  ---------  ---------  -----------  -----------  -----------
                                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenues.................................  $     719  $   2,627  $   4,153   $   4,153    $   2,400    $   3,171
  Operating income (1)...........................         85        126        370         206           61          166
  Pro forma net income (1)(2)....................         67        110        277         168           64          138
  Pro forma net income per share (2).............                                          .09          .04          .08
  Shares used in computation.....................                                    1,780,000    1,780,000    1,780,000

--------------------------

(1) The operations to be acquired were organized as partnerships. Salaries for the partners were not reflected as salary expense but rather as a reduction of partnership equity. In addition, no provisions were included for income taxes since the earnings were distributed directly to the partners. Historical results have been adjusted to reflect the cash distributions to partners as compensation expense in the determination of operating and net income and to provide for income taxes in each of the periods.

(2) The amounts presented "as adjusted" are calculated as if the CDIL Acquisition, the MacDonald Acquisition and the Offering were completed as of January 1, 1995.

                                                                                                    EIGHT MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,           AUGUST 31,
                                                                  -------------------------------  --------------------
                                                                    1993       1994       1995       1995       1996
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                                    ($ IN THOUSANDS)
STORE DATA:
  System-wide sales.............................................  $   2,778  $  11,550  $  20,868  $  13,177  $  16,867
  Store Count:
    Beginning...................................................          2         19         67         67         96
    Open........................................................         17         51         36         23         15
    Close.......................................................         --          3          7          4          3
    Ending......................................................         19         67         96         86        108

                                  RISK FACTORS

    An investment in the securities being offered hereby involves substantial risk. Prospective investors should carefully consider the following factors, in addition to the other information set forth in this Prospectus.

    NO OPERATING HISTORY. Although CD Warehouse stores have operated since late 1992, the Company is only recently formed and will commence its operations upon the acquisition of CDIL's franchise operations and the concurrent MacDonald Acquisition. Although members of the Company's management have extensive experience in the franchise industry, only Mr. MacDonald has any experience in the retail music industry or in CD Warehouse franchises, and the Company itself has no operating history upon which investors may base their evaluation of the Company's performance. As a result of the Company's lack of operating history, period-to-period comparisons of operating results may not be meaningful and results of operations from prior periods may not be indicative of future results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    EXPANSION. The Company's growth will depend in part on its ability to open and operate new stores on a profitable basis. Upon consummation of the CDIL Acquisition and the MacDonald Acquisition, the Company will have an interest in 108 stores, 36 of which will be managed by its subsidiary, CD Management. By the end of 1997, the Company contemplates having approximately 45 to 48 Company-owned or managed stores and 90 to 96 franchised stores in operation. There can be no assurance that the Company will achieve these goals for 1997. The opening and success of new stores will depend on various factors, including customer acceptance of the Company's buy-sell-trade concept in new markets, the availability of suitable store sites, the negotiation of acceptable lease or purchase terms for new locations, the financial and other capabilities of the Company and its franchisees, the ability of the Company to manage the anticipated expansion and hire and train personnel and general economic and business conditions. Some of the foregoing factors are not within the control of the Company or its franchisees. See "Business--Expansion Strategy" and "--Government Regulation."

    The Company's expansion will also require the implementation and integration of enhanced operational and financial systems and additional management, operational and financial resources. Failure to implement and integrate these systems and add these resources could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate the growth of its predecessor, CDIL. On a pro forma basis, the Company experienced growth in revenues and net income in 1995 and for the eight months ended August 31, 1996. There can be no assurance that the Company will continue to experience growth in, or maintain the present level of, revenues or net earnings.

    DEPENDENCE ON FRANCHISEES. Prior to the implementation of the Company's plan to own and open new stores, the Company will be primarily reliant upon its revenues from initial franchise fees, continuing royalty payments from its franchisees and wholesale CD sales throughout the current store system. If the Company's franchisees encounter business or operational difficulties, the Company's revenues from royalties will be adversely affected. Such difficulties may also negatively impact the Company's ability to sell new franchises. Consequently, the Company's financial prospects are significantly related to the success of its franchised stores, over which the Company has limited operational control. There can be no assurance that the Company will be able to successfully attract new franchises or that the Company's franchisees will be able to successfully operate existing or develop and operate additional CD Warehouse stores. See "Business--Expansion Strategy" and "Business--Franchise Program."

    GOVERNMENT REGULATION. The Company is subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on non-competition provisions and termination or non-renewal of a franchise. Some states require that certain franchise offering materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain any requisite licenses or approvals to sell franchises could adversely affect the Company's results of operations. CDIL is subject to a currently effective cease and desist order as a result of CDIL's failure to register its franchise in the State of South Dakota. See "Legal Proceedings." The future enactment, adoption or amendment of laws or regulations, such as establishing basic franchisee rights, could adversely affect the Company's results of operations. See "Business--Franchise Program" and "Business--Government Regulation."

    COMPETITION. The prerecorded music market is highly competitive. The Company competes with other chain retailers who specialize in prerecorded music, discounters and other mass merchandisers, direct mail programs such as record clubs, and local operators. In the Company's judgment, small operators may be well located, but usually have significant disadvantages in inventory selection and cost relative to chain retailers. The Company is aware of, and competes with, one franchisor of stores which sell preowned and new CD's, Disc Go Round, and one national music and video retail chain, The Wherehouse, which in recent years has begun selling preowned CD's. An increase in the number of competitors, particularly the large chains, selling preowned CD's in the Company's territories could have an adverse impact on the Company's results of operations and expansion plans. See "Business--Competition."

    TECHNOLOGICAL ADVANCEMENT. The advent of the CD as the prevailing form of prerecorded music is less than 15 years old. The CD has during this period surpassed vinyl records and subsequently audio cassette tapes as the dominant form of music reproduction. Subsequent technological advancements in music reproduction media may occur which may adversely affect the CD marketplace as it exists today. Further refinement in size and capacity of CD's is currently anticipated. The Company's strategy is to adapt the CD Warehouse concept to compete effectively as the industry changes. However, the evolution of music reproduction media could occur in such a manner, or at a pace, that would adversely affect the Company's results of operations and profitability.

    POSSIBLE ACQUISITIONS. The Company's growth strategy includes possible acquisitions of CD music retailers specializing in preowned CD titles. However, no assurance can be given that the Company will be able to find attractive acquisition candidates, consummate additional acquisitions or that it will successfully integrate, convert or operate any acquired business. In the event that the Company makes acquisitions, there can be no assurance that any such acquisition and resulting conversion expenses, including loss of unit sales during the remodel period, will not have a material adverse effect upon the Company's operating results, particularly during the period in which such operations are being integrated into the Company. Furthermore, the Company's ability to make acquisitions may depend upon its ability to obtain financing. There can be no assurance that the Company will be able to obtain financing or, if available, that such financing will be on acceptable terms. See "Business--Expansion" and "--Possible Need for Additional Funds."

    DEPENDENCE ON KEY PERSONNEL. The Company's future success will be highly dependent on the continued efforts of Jerry W. Grizzle, President and Chief Executive Officer; Gary D. Johnson, Chief Operating Officer and Executive Vice President; Bruce D. MacDonald, Vice President--Company Store Operations; and Doyle E. Motley, Senior Vice President and Chief Financial Officer. Although the Company has employment agreements with all of its senior management, the loss of the services of one or more of such key personnel could have a material adverse effect upon the Company's results of operations. The Company's success is also dependent upon its ability to attract and retain skilled retail managers and employees who are also knowledgeable in music and the ability of its key personnel to manage the Company's growth and integrate its operations. There can be no assurance that the Company will be successful in attracting and retaining such personnel. See "Management."

    POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS; SEASONALITY. The Company expects to experience fluctuations in future quarterly operating results that may be caused by many factors, including variations in the number and timing of store openings, the quality of release titles available for sale, additional and existing competition, marketing programs, weather, special or unusual events and national, regional and local economic conditions that may affect retailers in general. Any concentration of new store openings and the related new store pre-opening costs near the end of a fiscal quarter could have an adverse effect on the financial results for that quarter and could, in certain circumstances, lead to fluctuations in quarterly financial results. The retail music business is somewhat seasonal, with revenues in September and October generally being lower compared to other months of the year. The Company anticipates that its revenues will track traditional consumer music-buying habits. Therefore, revenues are expected to decline during the fall months of the third fiscal quarter and increase during the late fourth-quarter peak holiday season. As a result, the Company believes that period-to-period comparisons of its results of operations are not and will not necessarily be meaningful, and should not be relied upon, as an indication of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    CONTROL BY MANAGEMENT. The Company's executive officers and directors and their respective affiliates will beneficially own an aggregate of approximately 24.1% of the Company's outstanding shares of Common Stock after the Offering (approximately 22.3% if the Underwriters' over-allotment option is exercised in full). Additionally, Mark E. Kane, the founder of CDIL, will own approximately 19.7% of the Company's outstanding shares of Common Stock after the Offering (approximately 18.1% if the Underwriters' over-allotment option is exercised in full). Such stockholders, if voting together, may, as a practical matter, have sufficient voting power to elect the board of directors of the Company (the "Board of Directors"), exercise significant control over the business, policies and affairs of the Company and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval, such as any amendment to the certificate of incorporation of the Company (the "Certificate of Incorporation"), any merger, consolidation, sale of all or substantially all of the Company's assets or "going private" transactions and prevent or cause a change in control of the Company, all of which may adversely affect the market price of the Common Stock. See "Principal Stockholders."

    ANTI-TAKEOVER PROVISIONS. Certain provisions of the Delaware General Corporation Law (the "DGCL") may delay, discourage or prevent a change in control of the Company. Such provisions may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price and the voting and other rights of the holders of Common Stock. In addition, the Board of Directors has the authority without action by the Company's stockholders to fix the rights, privileges and preferences of and to issue shares of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), which may have the effect of delaying, deterring or preventing a change in control of the Company. See "Description of Capital Stock--Preferred Stock" and "--Anti-Takeover Effects of Delaware Law."

    In addition to the authorization of Preferred Stock, the Company's Certificate of Incorporation and Bylaws include several other provisions which may have the effect of inhibiting a change of control of the Company. These include a classified Board of Directors, no stockholder action by written consent and advance notice requirements for stockholder proposals and director nominations. The provisions may discourage a party from making a tender offer for or otherwise attempting to obtain control of the Company.

    SUBSTANTIAL DILUTION. On the basis of an assumed offering price of $5.00 per share (the minimum of the range set forth on the cover of this Prospectus), and assuming the consummation of the CDIL Acquisition and the MacDonald Acquisition, this Offering involves an immediate dilution of approximately $4.05 per share of Common Stock (approximately 81% of the offering price per share) between the offering price per share and the pro forma net tangible book value per share of the Common Stock immediately after the completion of this Offering. See "Dilution."

    ABSENCE OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Prior to the Offering, there has been no public market for the Common Stock. The Company has applied for listing of the Common Stock on the Nasdaq Small Cap Market under the trading symbol "CDWI." There can be no assurance, however, that an active public market will develop for the Common Stock. The initial public offering price will be determined through negotiations between the Company and the Representative of the Underwriters, and may not be indicative of the market price for the Common Stock after the completion of the Offering. Among the factors to be considered in such negotiations are prevailing market conditions, the pro forma results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Representative of the Underwriters believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors, if any, deemed relevant. See "Underwriting."

    Moreover, the trading price of the Company's Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of technological innovations or new services or products by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. See "Business and Properties." Recent history relating to the market prices of other newly public companies indicates that the market price of the Company's Common Stock following the Offering may be highly volatile. At various times, the stock market has experienced volatility that has particularly affected the market prices for stock of particular industry groups, such as retail-oriented companies, often without regard to a particular company's operating results.

    SHARES ELIGIBLE FOR FUTURE SALE. After the completion of the Offering and the MacDonald Acquisition, 1,780,000 shares of Common Stock will be outstanding. See "Certain Transactions." Of such shares, the 1,000,000 shares sold pursuant to the Offering will be tradeable without restriction by persons other than "affiliates" of the Company. The remaining 780,000 shares of Common Stock to be outstanding after the Offering are "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be publicly resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, including that provided by Rule 144 promulgated under the Securities Act.

    The directors and executive officers of the Company (including Bruce D. MacDonald), as well as Mark E. Kane, collectively will hold 780,000 shares, or approximately 43.8%, of the outstanding shares of Common Stock after the Offering. Such individuals have agreed not to, directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase or otherwise dispose of any Common Stock for a period of 24 months after the date of this Prospectus without the prior written consent of Capital West. Upon expiration of the 24 month period, 780,000 shares of Common Stock will be eligible for immediate resale without restriction under the Securities Act, subject, in certain cases, to certain volume, timing and other requirements of Rule 144 promulgated under the Securities Act. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock. See "Shares Eligible for Future Sale" and "Underwriting."

    ABSENCE OF DIVIDENDS. The Company has never declared or paid any dividends on the Common Stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

    POSSIBLE NEED FOR ADDITIONAL FUNDS. The Company has arranged for a $2,000,000 credit facility with the Bank of Oklahoma, N.A., Oklahoma City, Oklahoma (the "Credit Facility"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on current pro forma levels of operations and the Company's current plans for expansion, the Company anticipates that its existing capital resources, including the Credit Facility, together with the proceeds of the Offering, will enable it to maintain its operations for the foreseeable future. However, the Company may require additional funds to sustain and expand its sales and marketing activities, particularly if a well-financed competitor emerges. Adequate funds for these and other purposes on terms acceptable to the Company, whether through additional equity financing, debt financing or other sources, may not be available when needed or may result in significant dilution to existing stockholders. The inability to obtain sufficient funds from operations or external sources would have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock being offered hereby are estimated to be approximately $4,250,000 (approximately $4,887,500 if the Underwriters' over-allotment option is exercised in full), assuming an initial offering price of $5.00 per share (the minimum of the range appearing on the cover of this Prospectus).

    Approximately $3,200,000 of the net proceeds will be used to purchase the CDIL Assets. See "Business and Properties--General" and "Certain Transactions." The balance of the estimated net proceeds, together with the equity contributed by the original stockholders of the Company and the equity to be contributed by Mark E. Kane, the founder of CDIL, will provide approximately $1,500,000 of additional working capital to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The CDIL Acquisition will be completed immediately upon consummation of the Offering. Pending any other use of the proceeds, the Company intends to invest the remaining proceeds from the Offering in investment grade short-term, interest-bearing securities.

                                DIVIDEND POLICY

    To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition and other relevant factors. The Company does not expect to declare or pay any dividends on Common Stock in the foreseeable future.

                                    DILUTION

    At October 15, 1996, the pro forma, as adjusted, net tangible book value of the Company's Common Stock was approximately $1,687,000, or $.95 per share. Net tangible book value per share of Common Stock is defined as total tangible assets of the Company less total liabilities, divided by the total number of shares of Common Stock outstanding. The combination of this Offering and the consummation of both the CDIL Acquisition and the MacDonald Acquisition represent an immediate dilution of $4.05 per share to new investors purchasing shares of Common Stock in this Offering, assuming an initial public offering price of $5.00 per share (the minimum of the range set forth on the cover of this Prospectus).

    The following table summarizes the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by existing or subscribed stockholders and new investors purchasing shares in this Offering:

                                                               SHARES PURCHASED             TOTAL CONSIDERATION          AVERAGE
                                                           -------------------------     -------------------------      PRICE PER
                                                              NUMBER         PERCENT        AMOUNT         PERCENT        SHARE
                                                           -------------     -------     -------------     -------     -----------
Existing or subscribed stockholders (cash)...............        700,000(1)    39.3%     $     700,000       11.5%     $     1.00
MacDonald stock subscription.............................         80,000        4.5%           400,000(2)     6.6%     $     5.00
New investors............................................      1,000,000       56.2%         5,000,000       81.9%     $     5.00
                                                           -------------     -------     -------------     -------
  Total..................................................      1,780,000      100.0%     $   6,100,000      100.0%
                                                           -------------     -------     -------------     -------
                                                           -------------     -------     -------------     -------

------------------------

(1) Includes 350,000 shares of Common Stock for which Mark E. Kane, the founder of CDIL, previously has subscribed, but the payment for which is conditioned upon the consummation of the Offering. See "Certain Transactions--CDIL Acquisition."

(2) Represents the purchase price paid for the MacDonald Assets. See "Certain Transactions--MacDonald Acquisition."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at October 15, 1996 and as adjusted to give effect to the sale of the 1,000,000 shares of Common Stock offered hereby at an assumed per-share price of $5.00 (the minimum of the range appearing on the cover of this Prospectus) and the application of the estimated net proceeds as described under "Use of Proceeds." This table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes appearing elsewhere in this Prospectus.

                                                                                              OCTOBER 15, 1996
                                                                                          ------------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                          ----------  ------------
Stockholders' Equity:
  Common Stock; $.01 par value, 10,000,000 shares authorized; 350,000 shares issued and
    outstanding; 1,780,000 shares as adjusted (1).......................................  $    3,500  $     17,800
  Preferred Stock; $.01 par value, 5,000,000 shares authorized, no shares issued and
    outstanding, actual or adjusted.....................................................      --           --
  Additional paid-in capital............................................................     346,500     5,332,200
  Retained earnings.....................................................................      --           --
                                                                                          ----------  ------------
    Total capitalization................................................................  $  350,000  $  5,350,000
                                                                                          ----------  ------------
                                                                                          ----------  ------------

------------------------

(1) Includes 350,000 shares of Common Stock for which Mark E. Kane, the founder of CDIL, previously has subscribed, but the payment for which is conditioned upon the consummation of the Offering, and 80,000 shares of Common Stock to be issued to Bruce D. MacDonald in connection with the MacDonald Acquisition. See "Certain Transactions."

                       COMBINED STATEMENTS OF OPERATIONS

    The following table (unaudited) sets forth the combined historical results of operations of CDIL, CD Acquisitions and the MacDonald Assets to be acquired by the Company. The historical information has been adjusted to eliminate operations to be retained by CDIL and to provide charges for executive compensation and income taxes as explained below. The information should be read in conjunction with the historical Financial Statements and the Pro Forma Combined Condensed Financial Statements included elsewhere in this Prospectus.

                                                                                                       EIGHT MONTHS ENDED
                                                                        YEARS ENDED DECEMBER 31,           AUGUST 31,
                                                                     -------------------------------  --------------------
                                                                       1993       1994       1995       1995       1996
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                                        (IN THOUSANDS)
Revenues:
  Retail store sales...............................................  $     372  $     316  $     281  $     193  $     161
  Wholesale merchandise sales......................................        139      1,568      2,717      1,541      2,150
  Software income, net.............................................         10         62         24          3         25
  Royalty income...................................................        112        527        947        587        774
  Franchise and development fees...................................         86        154        184         76         61
                                                                     ---------  ---------  ---------  ---------  ---------
    Total revenues.................................................        719      2,627      4,153      2,400      3,171

Costs and expenses:
  Cost of sales--retail store sales................................        272        196        180        121         98
  Cost of sales--wholesale merchandise sales.......................        139      1,539      2,511      1,407      2,037
  Retail store operating expenses..................................         88         79         68         46         45
  General and administrative (2)...................................        135        681      1,015        658        818
  Depreciation and amortization....................................     --              6          9          8          8
                                                                     ---------  ---------  ---------  ---------  ---------
    Total costs and expenses.......................................        634      2,501      3,783      2,240      3,006
                                                                     ---------  ---------  ---------  ---------  ---------

Operating income...................................................         85        126        370        160        165
Other income.......................................................         16         40         49         36         42
                                                                     ---------  ---------  ---------  ---------  ---------

Income before pro forma provision for income taxes.................        101        166        419        196        207
Pro forma provision for income taxes (2)...........................         34         56        142         67         70
                                                                     ---------  ---------  ---------  ---------  ---------
Pro forma net income (2)...........................................  $      67  $     110  $     277  $     129  $     137
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------  ---------

------------------------

(1) Operations to be retained by CDIL have been eliminated from the combined information presented above.

(2) The operations to be acquired were organized as partnerships and did not historically include charges for executive compensation or income taxes. The information presented above includes charges for executive compensation based on the cash distribution to partners in each of the periods presented. Such amounts, which are included in general and administrative expenses are:

       Years ended December 31,             Eight months ended August 31,
            1993--$ 82,000                          1995--$208,000
            1994--$227,000                          1996--$307,000
            1995--$296,000

    The pro forma provisions for income taxes are based on a rate of 34% applied to pro forma income before income tax in each of the periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    The Company was formed in September 1996 to acquire the assets of CDIL, a Texas limited partnership which franchises and operates stores throughout the United States and England under the name "CD Warehouse." The first CD Warehouse store was opened in 1992. Under the CD Warehouse name, there are currently 105 domestic units operating in 25 states and 3 international units operating in England.

    Simultaneously with the closing of the Offering, the Company will acquire the CDIL Assets for a purchase price of $3.2 million. See "Certain Transactions--CDIL Acquisition." In a related transaction, which also will occur simultaneously with the closing of the Offering, the Company will acquire the equity interests of MacDonald in 36 franchised CD Warehouse stores. Pursuant to the MacDonald Acquisition, the Company will acquire 100% ownership of MacDonald's Montfort Street Store and minority equity interests (including MacDonald's interest as a managing general partner or limited liability company manager) in the other 35 existing stores in which MacDonald has an interest. Upon acquisition of the Montfort Street Store and the MacDonald Equity Interests, the Company will manage and have an interest in 36 of the 108 stores in the CD Warehouse system. The Offering will not be closed unless there is a simultaneous closing of the CDIL Acquisition and the MacDonald Acquisition. Upon consummation of the CDIL Acquisition and the MacDonald Acquisition, the Company will acquire the rights to the CD Warehouse name, assume CDIL's role as franchisor under the 108 franchise agreements to which CDIL was a party and manage and have an interest in the 36 CD Warehouse stores in which MacDonald had an interest.

    The following discussion and analysis reviews the operations to be acquired by the Company in connection with the CDIL Acquisition and the MacDonald Acquisition for the years ended December 31, 1993, 1994 and 1995 and for the eight months ended August 31, 1996. All of such periods reflect the historical operations of CDIL and financial information attributable to the MacDonald Assets. The following discussion and analysis should be read in conjunction with the discussion about risk factors and the financial statements of the Company, CDIL and CD Acquisitions and notes related thereto and "Combined Statements of Operations" included elsewhere in this Prospectus.

    CDIL previously conducted its business through two separate entities, CDIL and CD Acquisitions. CD Acquisitions was formed to support the inventory needs of the CD Warehouse franchise system and engaged in the wholesale supply of new and preowned CD's to the franchise system, as well as sales of computer hardware and proprietary software to franchisees. CDIL and CD Acquisitions were merged effective January 1, 1996 as a Texas limited partnership.

    Historically, CDIL has had only a limited involvement in direct retail operations. The assets acquired from CDIL include minority interests in three partnerships which operate stores in Memphis, Tennessee, Edmond, Oklahoma and Tulsa, Oklahoma. The earnings from such partnerships are reflected as other income and the investment in those partnerships is reflected as an asset on CDIL's balance sheet. The retail store sales relate to the earnings attributable to the Montfort Street Store being acquired from MacDonald.

    On a pro forma basis, the Company's revenues are derived from three principal sources: (1) franchise fees and royalties from franchised stores; (2) sales of CD's and proprietary software to stores in the franchise system; and
(3) revenues attributable to the Montfort Street Store. Franchise and development fees are initially recorded as deferred revenue until each franchised store opens, at which time such fees are recorded as revenue.

    Cost of sales include the cost for CD's sold at retail and those sold at wholesale to franchised stores. Operating expenses consist primarily of labor costs, rent and advertising. General and administrative expenses include corporate and administrative salaries, accounting, legal and direct costs associated with franchise operations.

RESULTS OF OPERATIONS

    The following table sets forth the percentage relationship of certain operating statement data to total revenues, except as otherwise indicated:

                                                                                              EIGHT MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                AUGUST 31,
                                                    -------------------------------------  ------------------------
                                                       1993         1994         1995         1995         1996
                                                    -----------  -----------  -----------  -----------  -----------
REVENUES:
  Retail store sales..............................       51.8%        12.0%         6.8%         8.0%         5.1%
  Wholesale merchandise sales.....................       19.3%        59.7%        65.4%        64.2%        67.8%
  Software income, net............................        1.4%         2.4%          .6%          .1%          .8%
  Royalty income..................................       15.7%        20.1%        22.8%        24.5%        24.4%
  Franchise and development fees..................       11.8%         5.8%         4.4%         3.2%         1.9%
                                                        -----        -----        -----        -----        -----
    Total revenues................................      100.0%       100.0%       100.0%       100.0%       100.0%

COST AND EXPENSES:
  Cost of sales--retail store sales (1)...........       73.1%        62.0%        64.1%        62.7%        60.9%
  Cost of sales--wholesale merchandise sales
    (2)...........................................      100.0%        98.2%        92.4%        91.3%        94.7%
  Retail store operating expenses (1).............       23.7%        25.0%        24.2%        23.8%        28.0%
  General and administrative......................       18.8%        26.0%        24.4%        27.4%        25.8%
  Depreciation and amortization...................      --   %          .2%          .2%          .3%          .3%

OPERATING INCOME..................................       11.8%         4.8%         8.9%         6.7%         5.2%
PRO FORMA NET INCOME..............................        9.3%         4.2%         6.7%         5.4%         4.3%

------------------------

(1) As a percentage of sales from the majority owned retail store.

(2) As a percentage of wholesale merchandise sales.

EIGHT MONTHS ENDED AUGUST 31, 1995 COMPARED WITH THE EIGHT MONTHS ENDED AUGUST
  31, 1996

    REVENUES

    Total revenues increased by $771,000, or 32%, to $3,171,000 for the eight months ended August 31, 1996 compared to $2,400,000 for the eight months ended August 31, 1995. This increase resulted primarily from the 15 franchised stores opened during the eight months ended August 31, 1996, as well as from the 36 stores opened periodically throughout 1995 (which contributed revenues for the entire period in 1996), and the resulting increases in merchandise sales to more stores and increased royalties.

    Wholesale sales to franchised stores increased $609,000, or 40%, to $2,150,000 for the eight months ended August 31, 1996 compared to $1,541,000 for the eight months ended August 31, 1995. This increase resulted primarily from the opening inventory packages purchased by the 15 new franchised stores opened during the eight months ended August 31, 1996.

    Royalties from franchised stores increased $187,000, or 32%, to $774,000 for the eight months ended August 31, 1996 compared to $587,000 for the eight months ended August 31, 1995. This increase resulted primarily from the 15 new franchised stores opened during the eight months ended August 31, 1996, as well as from the 36 stores opened periodically throughout 1995 (which contributed revenues for the entire period in 1996).

    COSTS AND EXPENSES

    Cost of sales for wholesale sales to franchised stores increased $630,000, or 45%, to $2,037,000 for the eight months ended August 31, 1996 compared to $1,407,000 for the eight months period August 31, 1995. This increase is primarily the result of greater volume due to the increased number of stores opened during the period, as well as higher product cost from suppliers.

    General and administrative expenses increased by $160,000, or 24%, to $818,000 for the eight months ended August 31, 1996 compared to $658,000 for the eight months ended August 31, 1995. This increase resulted from the 15 new franchised stores opened during the eight months ended August 31, 1996 and the increase of executive salaries taken by the previous officers of $307,145 for the eight months ended August 31, 1996 compared to $208,296 for the same period of 1995.

    NET INCOME

    Net income increased $8,000, or 6%, to $137,000 for the eight months ended August 31, 1996 compared to $129,000 for the same period ended August 31, 1995. This increase was primarily due to the increased stores discussed above, offset by an additional $98,899 in salary taken by CDIL's owners compared to the prior period.

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1995

    REVENUE

    Total revenues increased by $1,526,000, or 58%, to $4,153,000 for the year ended December 31, 1995 compared to $2,627,000 for the year ended December 31, 1994. This increase was attributable primarily to the effect of 36 new franchised stores opened during 1995, as well as from the 51 stores opened periodically throughout 1994 (which contributed revenues for the entire period in 1995), which resulted in increased merchandise sales and increased royalties.

    Wholesale sales to franchised stores increased by $1,149,000, or 73%, to $2,717,000 for the year ended December 31, 1995 compared to $1,568,000 for the year ended December 31, 1994. This increase was primarily the result of the 50% increase in the number of stores as well as increasing sales to all stores.

    Royalties from franchised stores increased $420,000, or 80%, to $947,000 for the year ended December 31, 1995 compared to $527,000 for the year ended December 31, 1994. This increase resulted primarily from the 36 new franchised stores opened during 1995, as well as from the 51 stores opened periodically throughout 1994 (which contributed revenues for the entire period in 1995).

    COSTS AND EXPENSES

    Cost of sales for wholesale sales to franchised stores increased by $972,000, or 63%, to $2,511,000 for the year ended December 31, 1995 compared to $1,539,000 for the year ended December 31, 1994. This increase is primarily the result of greater volume due to the increased number of stores opened during the period, as well as higher product cost from suppliers.

    General and administrative expenses increased by $334,000, or 49%, to $1,015,000, for the year ended December 31, 1995 compared to $681,000 for the year ended December 31, 1994. This increase was due primarily to greater franchise activity and support for the 36 new franchised store openings in 1995, as well as from the 51 stores opened periodically throughout 1994 (the full effects of which were recognized for the entire period in 1995).

    NET INCOME

    Net income increased $167,000, or 152%, to $277,000 for the year ended December 31, 1995 compared to $110,000 for the same period ended December 31, 1994. This increase was attributable primarily to the higher royalty income from the 36 new franchised stores opened during 1995, as well as from the 51 stores opened periodically throughout 1994 (which contributed revenues for the entire period in 1995)

YEAR ENDED DECEMBER 31, 1993 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1994

    CDIL began franchising stores in 1993, and had 19 stores open at year end 1993. During 1994, 51 stores opened. All items of revenue, costs and expenses and net income increased significantly in 1994 as compared to 1993, due almost entirely to the 168% increase in franchised stores open.

    REVENUES

    Total revenues increased by $1,908,000 to $2,627,000 for the year ended December 31, 1994 compared to $719,000 for the year ended December 31, 1993.

    Wholesale sales to franchised stores increased by $1,429,000 to $1,568,000 for the year ended December 31, 1994 compared to $139,000 for the year ended December 31, 1993.

    Royalties from franchised stores increased $415,000 to $527,000 for the year ended December 31, 1994 compared to $112,000 for the year ended December 31, 1993.

    COSTS AND EXPENSES

    Cost of goods sold for wholesale sales to franchised stores increased by $1,400,000 to $1,539,000 for the year ended December 31, 1994 compared to $139,000 for the year ended December 31, 1993.

    General and administrative expenses increased by $546,000 to $681,000 compared to $135,000 for the year ended December 31, 1993. This increase was due primarily to the increased franchise activity and administrative support necessary for the 51 new franchised store openings as well as the increased wholesale merchandise operations.

    NET INCOME

    Net income increased by $43,000, or 64%, to $110,000 for the year ended December 31, 1994 compared to $67,000 for the year ended December 31, 1993 as a result of the growth in the number of stores discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, CDIL has required capital primarily for the development of the franchise system and to fund inventory purchases for CD Acquisitions. CDIL has historically funded such expenditures with cash provided by operations. Net cash provided by operating activities of CDIL was $278,700 and $311,400 for the years ended December 31, 1994 and December 31, 1995, respectively, and $447,900 for the eight months ended August 31, 1996.

    The Company will have available approximately $1,500,000 in working capital from the proceeds of the Offering and after completion of the CDIL Acquisition. This available capital will be used to support an aggressive Company store development program. In addition, the Company will be developing a standard decor package to establish the identity of the system through its appearance. Once the decor package is developed, the Company will evaluate the need to remodel the 36 stores in which the Company will have an equity interest as a result of the MacDonald Acquisition.

    The Company will also use its capital resources to take advantage of any suitable acquisition opportunities. The preowned CD market consists of numerous single store operators that the Company believes may be candidates for acquisition and conversion to the CD Warehouse concept.

    The Company and Mr. Grizzle are parties to a Finders and Release Agreement (the "Finders' Agreement"), pursuant to which the Company has agreed to pay certain unaffiliated parties a finder's fee of $100,000 for their assistance in identifying CDIL for potential acquisition or investment. The Company has made a nonrefundable payment of $20,000 in partial satisfaction of this obligation and is required to pay the balance of $80,000 at the closing of this Offering. None of the proceeds of the Offering will be used to pay the remaining obligation under the Finders' Agreement.

    In addition to the working capital expected to be available from the proceeds of the Offering after completion of the CDIL Acquisition, the Company has arranged for a $2,000,000 credit facility with the Bank of Oklahoma, N.A., Oklahoma City, Oklahoma. The Credit Facility will bear an interest rate equal to
 .75% over Chase Manhattan's prime rate, adjusted semi-annually. No funds have been borrowed under this Credit Facility. It is the Company's opinion that the excess proceeds generated from the Offering, combined with the Credit Facility, will be sufficient to support the ongoing activities of the business for the foreseeable future.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The accompanying Pro Forma Combined Condensed Financial Statements reflect the historical financial position and results of operations of the Company adjusted for the acquisitions, using the purchase method of accounting, to be completed upon the successful completion of this Offering.

    The Pro Forma Combined Condensed Balance Sheet as of August 31, 1996 assumes formation of the Company by such date and the completion of this Offering and resulting acquisition of the CDIL Assets and the MacDonald Assets. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1995 and for the eight months ended August 31, 1995 and August 31, 1996 have been prepared assuming the Offering and resulting acquisition of the CDIL Assets and the MacDonald Assets were completed on January 1, 1995.

    The pro forma adjustments are based upon available information and assumptions that management of the Company believes are reasonable. The Pro Forma Combined Condensed Financial Statements do not purport to represent the financial position or results of operations which would have occurred had such transactions been consummated on the dates indicated or the Company's financial position or results of operations for any future date or period. These Pro Forma Combined Condensed Financial Statements and notes thereto should be read in conjunction with the historical financial statements and notes included elsewhere herein.

                               CD WAREHOUSE, INC.

               PRO FORMA COMBINED CONDENSED BALANCE SHEET (NOTE)

                                AUGUST 31, 1996

                                  (UNAUDITED)

                                     ASSETS

                                                              HISTORICAL
                                            -----------------------------------------------       PRO FORMA
                                                               COMPACT                           ADJUSTMENTS
                                                CD              DISCS                                FOR
                                            WAREHOUSE,      INTERNATIONAL,      MACDONALD       OFFERING AND           AS
                                               INC.             LTD.             ASSETS         ACQUISITIONS        ADJUSTED
                                            -----------     -------------     -------------     -------------     -------------

Current assets:
  Cash and cash equivalents.............    $  250,000      $    326,091      $      1,653      $  4,294,364(1)
                                                                                                    (326,091)(2)
                                                                                                  (3,100,000)(2)
                                                                                                     (80,000)(3)
                                                                                                     350,000(5)   $   1,716,017
  Accounts receivable, net..............        --               290,828           --               (181,428)(2)        109,400
  Merchandise inventory.................        --               498,432            47,127           (47,236)(2)        498,323
  Prepaid expenses and other............        --                11,919             2,345           (11,919)(2)          2,345
                                            -----------     -------------     -------------     -------------     -------------
Total current assets....................       250,000         1,127,270            51,125           897,690          2,326,085
Furniture, fixtures and equipment,
  net...................................        --                39,924               824            (4,859)(2)         35,889
Investment in partnerships..............        --                63,306           --                (15,283)(2)         48,023
Intangible and other assets, net........       206,394             4,984           --                (44,364)(1)
                                                                                                      (1,474)(2)
                                                                                                   3,065,521(2)
                                                                                                      80,000(3)
                                                                                                     352,104(4)       3,663,165
                                            -----------     -------------     -------------     -------------     -------------
Total assets............................    $  456,394      $  1,235,484      $     51,949      $  4,329,335      $   6,073,162
                                            -----------     -------------     -------------     -------------     -------------
                                            -----------     -------------     -------------     -------------     -------------

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable......................    $   55,394      $    534,270      $        862      $    (26,155)(2)  $     564,371
  Accrued liabilities...................        --                   991             3,191              (991)(2)          3,191
  Advances and deposits.................        51,000           104,600           --                                   155,600
                                            -----------     -------------     -------------     -------------     -------------
Total current liabilities...............       106,394           639,861             4,053           (27,146)           723,162
Minority interest.......................        --                 1,358           --                 (1,358)(2)       --
Stockholders' equity:
  Common stock..........................         3,500           --                --                 10,000(1)
                                                                                                         800(4)
                                                                                                       3,500(5)          17,800
  Additional paid-in capital............       346,500           --                --              4,240,000(1)
                                                                                                     399,200(4)
                                                                                                     346,500(5)       5,332,200
  Partners' capital.....................        --               594,265            47,896          (594,265)(2)
                                                                                                     (47,896)(4)       --
                                            -----------     -------------     -------------     -------------     -------------
                                               350,000           594,265            47,896         4,357,839          5,350,000
                                            -----------     -------------     -------------     -------------     -------------
Total liabilities and stockholders'
  equity................................    $  456,394      $  1,235,484      $     51,949      $  4,329,335      $   6,073,162
                                            -----------     -------------     -------------     -------------     -------------
                                            -----------     -------------     -------------     -------------     -------------

                               CD WAREHOUSE, INC.
               PRO FORMA COMBINED CONDENSED BALANCE SHEET (NOTE)
                                AUGUST 31, 1996
                                  (UNAUDITED)

NOTE: The Company was formed in September 1996. For purposes of this Pro Forma Combining Balance Sheet, it is assumed such capitalization occurred at August 31, 1996. The Company has not had any operations to date.

Combining and Pro Forma Adjustments:

(1)    To record the issuance of 1,000,000 shares of Common Stock of the Company in connection with this Offering:
       Estimated Offering proceeds.....................................................    $  5,000,000
       Estimated expenses of Offering (including $44,364 incurred to date).............         750,000
                                                                                           ------------
       Estimated net proceeds of Offering..............................................       4,250,000
       Offering expenses previously incurred...........................................          44,364
                                                                                           ------------
       Estimated net cash proceeds.....................................................    $  4,294,364
                                                                                           ------------
                                                                                           ------------
(2)    Acquisition of specified assets of CDIL and assumption of specified liabilities:
       Net assets at August 31, 1996...................................................    $    594,265
       Less net assets retained by CDIL:...............................................
       Retail store....................................................................         (57,387)
       Investment in partnership.......................................................         (15,283)
       Cash and accounts receivable, net of accounts payable and accrued liabilities...        (487,116)
                                                                                           ------------
       Net assets acquired.............................................................          34,479
       Acquisition price...............................................................       3,200,000
                                                                                           ------------
       Excess of purchase price over assets acquired...................................       3,165,521
       Escrow deposit--to be paid to CDIL..............................................        (100,000)
                                                                                           ------------
                                                                                           $  3,065,521
                                                                                           ------------
                                                                                           ------------
(3)    Payment of balance of finder's fee..............................................    $     80,000
                                                                                           ------------
                                                                                           ------------
(4)    Acquisition of MacDonald Assets for 80,000 shares of Common Stock:
       Purchase price..................................................................    $    400,000
       Less net assets at August 31, 1996..............................................          47,896
                                                                                           ------------
       Excess of purchase price over assets acquired...................................    $    352,104
                                                                                           ------------
                                                                                           ------------
(5)    Payment of Common Stock subscription by initial stockholders....................    $    350,000
                                                                                           ------------
                                                                                           ------------

                               CD WAREHOUSE, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                     HISTORICAL--ACQUIRED OPERATIONS
                                            -------------------------------------------------
                                            COMPACT DISCS
                                            INTERNATIONAL,         CD             MACDONALD
                                                LTD.          ACQUISITIONS         ASSETS
                                            -------------     -------------     -------------
Revenues:
  Company operations:
    Retail store sales..................    $    291,948      $    --           $    281,144
    Wholesale merchandise sales.........         --              2,717,043           --
    Software income, net................          23,683           --                --
  Franchise operations:
    Royalty income......................         946,640           --                --
    Franchise and development fees......         184,250           --                --
                                            -------------     -------------     -------------
  Total revenues........................       1,446,521         2,717,043           281,144
  Operating costs and expenses:
    Cost of sales-retail store sales....         181,312           --                179,568
    Cost of sales-wholesale merchandise
      sales.............................         --              2,511,032           --
    Retail store operating expenses.....          71,253           --                 67,800
    General and administrative..........         641,191            77,918           --
    Depreciation and amortization.......           9,645           --                --
    Minority interest...................           7,293           --                --
                                            -------------     -------------     -------------
                                                 910,694         2,588,950           247,368
                                            -------------     -------------     -------------
  Operating income......................         535,827           128,093            33,776
  Other income..........................           2,987           --                 45,707
                                            -------------     -------------     -------------
  Income before income taxes............         538,814           128,093            79,483
  Pro forma provision for income
    taxes...............................         --                --                --
                                            -------------     -------------     -------------
  Pro forma net income..................    $    538,814      $    128,093      $     79,483
                                            -------------     -------------     -------------
                                            -------------     -------------     -------------
  Pro forma net income per share........
  Shares used in computation............

                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS
                                              PRO FORMA                            FOR THE
                                              COMBINING         PRO FORMA       OFFERING AND
                                             ADJUSTMENTS        COMBINED        ACQUISITIONS       AS ADJUSTED
                                            -------------     -------------     -------------     -------------
Revenues:
  Company operations:
    Retail store sales..................    $   (291,948)(1)  $    281,144                        $     281,144
    Wholesale merchandise sales.........                         2,717,043                            2,717,043
    Software income, net................                            23,683                               23,683
  Franchise operations:
    Royalty income......................                           946,640                              946,640
    Franchise and development fees......                           184,250                              184,250
                                            -------------     -------------                       -------------
  Total revenues........................        (291,948)        4,152,760                            4,152,760
  Operating costs and expenses:
    Cost of sales-retail store sales....        (181,312)(1)       179,568                              179,568
    Cost of sales-wholesale merchandise
      sales.............................                         2,511,032                            2,511,032
    Retail store operating expenses.....         (71,253)(1)        67,800                               67,800
    General and administrative..........         296,277(3)      1,015,386      $    (15,777)(5)        999,609
    Depreciation and amortization.......            (487)(1)         9,158           180,000(6)         189,158
    Minority interest...................          (7,293)(1)       --                                  --
                                            -------------     -------------     -------------     -------------
                                                  35,932         3,782,944           164,223          3,947,167
                                            -------------     -------------     -------------     -------------
  Operating income......................        (327,880)          369,816          (164,223)           205,593
  Other income..........................                            48,694                               48,694
                                            -------------     -------------     -------------     -------------
  Income before income taxes............        (327,880)          418,510          (164,223)           254,287
  Pro forma provision for income
    taxes...............................         142,000(4)        142,000           (56,000)(7)         86,000
                                            -------------     -------------     -------------     -------------
  Pro forma net income..................    $   (469,880)     $    276,510      $   (108,223)     $     168,287
                                            -------------     -------------     -------------     -------------
                                            -------------     -------------     -------------     -------------
  Pro forma net income per share........                                                          $         .09
                                                                                                  -------------
                                                                                                  -------------
  Shares used in computation............                                                              1,780,000
                                                                                                  -------------
                                                                                                  -------------

                               CD WAREHOUSE, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       EIGHT MONTHS ENDED AUGUST 31, 1995
                                  (UNAUDITED)

                                                 HISTORICAL--ACQUIRED OPERATIONS
                                                 -------------------------------
                                                 COMPACT DISCS
                                                 INTERNATIONAL,      MACDONALD
                                                  LTD. (NOTE)       OPERATIONS
                                                 -------------     -------------
Revenues:
  Company operations:
    Retail store sales.......................    $    199,297      $    192,562
    Wholesale merchandise sales..............       1,540,765           --
    Software income, net.....................           2,844           --
  Franchise operations:
    Royalty income...........................         587,064           --
    Franchise and development fees...........          75,750           --
                                                 -------------     -------------
  Total revenues.............................       2,405,720           192,562

  Operating costs and expenses:
    Cost of sales--retail store sales........         124,633           120,608
    Cost of sales--wholesale merchandise
      sales..................................       1,406,671           --
    Retail store operating expenses..........          47,045            45,622
    General and administrative...............         449,838           --
    Depreciation and amortization............           8,354           --
    Minority interest........................           5,179           --
                                                 -------------     -------------
                                                    2,041,720           166,230
                                                 -------------     -------------
  Operating income...........................         364,000            26,332
  Other income...............................              66            35,745
                                                 -------------     -------------
  Income before income taxes.................         364,066            62,077
  Pro forma provision for income taxes.......         --                --
                                                 -------------     -------------
  Pro forma net income.......................    $    364,066      $     62,077
                                                 -------------     -------------
                                                 -------------     -------------
  Pro forma net income per share.............
  Shares used in computation.................


                                                                                       PRO FORMA
                                                                                      ADJUSTMENTS
                                                   PRO FORMA                            FOR THE
                                                   COMBINING         PRO FORMA       OFFERING AND
                                                  ADJUSTMENTS        COMBINED        ACQUISITIONS       AS ADJUSTED
                                                 -------------     -------------     -------------     -------------
Revenues:
  Company operations:
    Retail store sales.......................    $   (199,297)(1)  $    192,562                        $     192,562
    Wholesale merchandise sales..............                         1,540,765                            1,540,765
    Software income, net.....................                             2,844                                2,844
  Franchise operations:
    Royalty income...........................                           587,064                              587,064
    Franchise and development fees...........                            75,750                               75,750
                                                 -------------     -------------                       -------------
  Total revenues.............................        (199,297)        2,398,985                            2,398,985
  Operating costs and expenses:
    Cost of sales--retail store sales........        (124,633)(1)       120,608                              120,608
    Cost of sales--wholesale merchandise
      sales..................................                         1,406,671                            1,406,671
    Retail store operating expenses..........         (47,045)(1)        45,622                               45,622
    General and administrative...............         208,296(3)        658,134      $    (21,296)(5)        636,838
    Depreciation and amortization............                             8,354           120,000(6)         128,354
    Minority interest........................          (5,179)(1)       --                                  --
                                                 -------------     -------------     -------------     -------------
                                                       31,439         2,239,389            98,704          2,338,093
                                                 -------------     -------------     -------------     -------------
  Operating income...........................        (230,736)          159,596           (98,704)            60,892
  Other income...............................         --                 35,811                               35,811
                                                 -------------     -------------     -------------     -------------
  Income before income taxes.................        (230,736)          195,407           (98,704)            96,703
  Pro forma provision for income taxes.......          67,000(4)         67,000           (34,000)(7)         33,000
                                                 -------------     -------------     -------------     -------------
  Pro forma net income.......................    $   (297,736)     $    128,407      $    (64,704)     $      63,703
                                                 -------------     -------------     -------------     -------------
                                                 -------------     -------------     -------------     -------------
  Pro forma net income per share.............                                                          $         .04
                                                                                                       -------------
                                                                                                       -------------
  Shares used in computation.................                                                              1,780,000
                                                                                                       -------------
                                                                                                       -------------

Note: CD Acquisitions included with CDIL as though a combined entity. Such entities were merged January 1, 1996.

                               CD WAREHOUSE, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       EIGHT MONTHS ENDED AUGUST 31, 1996
                                  (UNAUDITED)

                                                 HISTORICAL--ACQUIRED OPERATIONS
                                                 -------------------------------
                                                 COMPACT DISCS
                                                 INTERNATIONAL,      MACDONALD
                                                  LTD. (NOTE)         ASSETS
                                                 -------------     -------------
Revenues:
  Company operations:
    Retail store sales.......................    $    179,408      $    161,330
    Wholesale merchandise sales..............       2,150,378           --
    Software income, net.....................          24,885           --
  Franchise operations:
    Royalty income...........................         774,283           --
    Franchise and development fees...........          60,500           --
                                                 -------------     -------------
  Total revenues.............................       3,189,454           161,330

  Operating costs and expenses:
    Cost of sales--retail store sales........         112,580            98,248
    Cost of sales--wholesale merchandise
      sales..................................       2,036,607           --
    Retail store operating expenses..........          51,859            45,076
    General and administrative...............         510,136           --
    Depreciation and amortization............           8,602           --
    Minority interest........................           2,898           --
                                                 -------------     -------------
                                                    2,722,682           143,324
                                                 -------------     -------------
  Operating income...........................         466,772            18,006
  Other income...............................          21,132            28,008
                                                 -------------     -------------
  Income before income taxes.................         487,904            46,014
  Pro forma provision for income taxes.......         --                --
                                                 -------------     -------------
  Pro forma net income.......................    $    487,904      $     46,014
                                                 -------------     -------------
                                                 -------------     -------------
  Pro forma net income per share.............
  Shares used in computation.................


                                                                                       PRO FORMA
                                                                                      ADJUSTMENTS
                                                   PRO FORMA                            FOR THE
                                                   COMBINING         PRO FORMA       OFFERING AND
                                                  ADJUSTMENTS        COMBINED        ACQUISITIONS       AS ADJUSTED
                                                 -------------     -------------     -------------     -------------
Revenues:
  Company operations:
    Retail store sales.......................    $   (179,408)(1)  $    161,330                        $     161,330
    Wholesale merchandise sales..............                         2,150,378                            2,150,378
    Software income, net.....................                            24,885                               24,885
  Franchise operations:
    Royalty income...........................                           774,283                              774,283
    Franchise and development fees...........                            60,500                               60,500
                                                 -------------     -------------                       -------------
  Total revenues.............................        (179,408)        3,171,376                            3,171,376
  Operating costs and expenses:
    Cost of sales--retail store sales........        (112,580)(1)        98,248                               98,248
    Cost of sales--wholesale merchandise
      sales..................................                         2,036,607                            2,036,607
    Retail store operating expenses..........         (51,859)(1)        45,076                               45,076
    General and administrative...............         307,145(3)        817,281      $   (120,145)(5)        697,136
    Depreciation and amortization............                             8,602           120,000(6)         128,602
    Minority interest........................          (2,898)(1)       --                                  --
                                                 -------------     -------------     -------------     -------------
                                                      139,808         3,005,814              (145)         3,005,669
                                                 -------------     -------------     -------------     -------------
  Operating income...........................        (319,216)          165,562               145            165,707
  Other income...............................          (7,283)(2)        41,857                               41,857
                                                 -------------     -------------     -------------     -------------
  Income before income taxes.................        (326,499)          207,419               145            207,564
  Pro forma provision for income taxes.......          70,000(4)         70,000           --     (7)          70,000
                                                 -------------     -------------     -------------     -------------
  Pro forma net income.......................    $   (396,499)     $    137,419      $        145      $     137,564
                                                 -------------     -------------     -------------     -------------
                                                 -------------     -------------     -------------     -------------
  Pro forma net income per share.............                                                          $         .08
                                                                                                       -------------
                                                                                                       -------------
  Shares used in computation.................                                                              1,780,000
                                                                                                       -------------
                                                                                                       -------------

Note: Effective January 1, 1996, CD Acquisitions was merged into CDIL and is included in consolidated CDIL amounts.

                               CD WAREHOUSE, INC.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                             PRO FORMA ADJUSTMENTS
                                  (UNAUDITED)

                                                                         YEAR ENDED       EIGHT MONTHS      EIGHT MONTHS
                                                                        DECEMBER 31,      ENDED AUGUST      ENDED AUGUST
                                                                            1995            31, 1995          31, 1996
                                                                        -------------     -------------     -------------
(1)     Eliminate retail store operations of majority-owned store of
          CDIL--to be retained by CDIL:
        Retail store sales..........................................    $    291,948      $    199,297      $    179,408

        Cost of sales...............................................         181,312           124,633           112,580
        Retail store operating expense..............................          71,253            47,045            51,859
        Depreciation and amortization...............................             487           --                --
        Minority interest...........................................           7,293             5,179             2,898
                                                                        -------------     -------------     -------------
                                                                             260,345           176,857           167,337
                                                                        -------------     -------------     -------------
        Net.........................................................    $     31,603      $     22,440      $     12,071
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(2)     Eliminate equity in earnings of investment in partnership of retail store located in Orange Park, Florida--to be
          retained by CDIL..........................................    $    --           $    --           $      7,283
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(3)     Allocate partner cash distributions as salaries of officers
          of CDIL...................................................    $    296,277      $    208,296      $    307,145
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(4)     Provide for income taxes at statutory rate on income of
          partnership entities after above adjustments:
        Combined pre-tax combined income before pro forma
          adjustment................................................    $    746,390      $    426,143      $    533,918
        Adjustments, net--above.....................................        (327,880)         (230,736)         (326,499)
                                                                        -------------     -------------     -------------
                                                                        $    418,510      $    195,407      $    207,419
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
        Pro forma income taxes......................................    $    142,000      $     67,000      $     70,000
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(5)     Adjust executive compensation as a result of employment
          arrangements with new officers of the Company:
        New officers' compensation..................................    $    280,500      $    187,000      $    187,000
        Pro forma adjustment for partners' cash draws...............        (296,277)         (208,296)         (307,145)
                                                                        -------------     -------------     -------------
        Net.........................................................    $    (15,777)     $    (21,296)     $   (120,145)
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(6)     Amortization of estimated goodwill on purchase transaction
          over twenty-year period...................................    $    180,000      $    120,000      $    120,000
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------
(7)     Pro forma income tax effect of adjustments for the offering
          and acquisition...........................................    $    (56,000)     $    (34,000)     $    --
                                                                                          -------------     -------------
                                                                        -------------     -------------     -------------
                                                                        -------------

                            BUSINESS AND PROPERTIES

GENERAL

    The Company was formed in September 1996 to acquire the assets of CDIL, a Texas limited partnership which franchises stores throughout the United States and England under the name "CD Warehouse." CD Warehouse stores sell, trade and buy new and preowned CD's and related products. According to the January 1996 issue of Entrepreneur Magazine, CDIL was ranked among the top 30 new franchises in the United States. At August 31, 1996, there were 108 franchised CD Warehouse stores in 25 states and England.

    The CD is a digital storage medium developed by Phillips Electronics of the Netherlands and Sony Corporation of Japan and introduced commercially in the U.S. in 1983. The pronounced freedom from surface noise, the absence of tape hiss, and the large dynamic range of the CD (i.e., the ability to play very quiet and very loud passages without excessive distortion) have made the digitally-recorded CD a success in the music industry. Moreover, improved mechanical isolation of CD players, information buffering and rapid random access have made CD playing acceptable for automobile as well as home use.

    According to the Recording Industry Association of America (the "RIAA"), CD sales in the United States were over 700 million units in 1995, generating annual sales exceeding $9 billion. The lack of any audible difference between new and preowned CD's, durability of the medium, cost savings and the accumulating stock of available CDs for resale, suggest the possibility for rapid market growth in the preowned CD market.

    CD Warehouse stores sell CD's, take customers' CD's in trade or buy customers' CD's for cash. The CD Warehouse concept capitalizes on the emergence of CD's as the prevailing form of prerecorded music. Because the CD is encased in plastic and read by a laser, the playing of CD's, and even the occasional careless handling of CDs, rarely cause damage that will impair performance or result in any degradation of sound quality. In the absence of pronounced abuse, CD's may reasonably be expected to last for decades; premium (gold-plated) CD's may last significantly longer. Such extraordinary durability, coupled with the standard error-correction circuitry in CD players, means that preowned CDs are essentially indistinguishable from new CDs in terms of audible performance. By offering quality preowned CD's at substantial savings and responding to consumers' desire to recycle merchandise they no longer want or use but which has intrinsic value, the CD Warehouse remarketing concept emphasizes consumer value. The CD Warehouse marketing slogan, "selling compact discs at compact prices," embodies this concept.

    A typical CD Warehouse store, located in a high traffic strip shopping center, will occupy between 1,000 and 2,000 square feet and offer between 8,000 and 12,000 selections, with approximately 80% of the dollar sales volume being preowned selections and the balance being new releases from the major music categories. At each CD Warehouse store, a customer selects from a number of new and preowned CD's and may listen to preowned CD's before purchase. Typically, each CD Warehouse store carries the majority of the Billboard Top 100 selections as "new" inventory, filling out its inventory selection with preowned CD's which are purchased for $1 to $4 and remarketed for $6 to $9.

    The Company's expansion strategy for 1997 is to open 9 to 12 Company-owned stores and 18 to 24 franchised stores. Simultaneously with the closing of the Offering, the Company will acquire the CDIL Assets for a purchase price of $3.2 million. See "Certain Transactions--CDIL Acquisition." In a related transaction, which also will occur simultaneously with the closing of the Offering, the Company will acquire the equity interests of MacDonald in 36 franchised CD Warehouse stores. See "Certain Transactions-- MacDonald Acquisition." The Offering will not be closed unless there is a simultaneous closing of the CDIL Acquisition and the MacDonald Acquisition. Upon consummation of the CDIL Acquisition and the MacDonald Acquisition, the Company will acquire the rights to the CD Warehouse name, assume CDIL's role as franchisor under the 108 franchise agreements to which CDIL was a party and manage and have an interest in the 36 CD Warehouse Stores in which MacDonald had an interest.

    During the year ended December 31, 1995 and the eight months ended August 31, 1996, on a pro forma basis taking into account the CDIL Acquisition and the MacDonald Acquisition, the Company had pro forma total revenues of approximately $4,153,000 and $3,171,000, respectively, and pro forma net income, as adjusted, of approximately $168,000 and $138,000, respectively. There can be no assurance that the historical level of the Company's revenues and net income will continue to be achieved in the future. See "Risk Factors," "--Business Strategy" and "Certain Transactions."

    Certain statements contained herein relating to the Company's proposed business strategy and expansion plans are not based on historical facts, but are forward-looking statements that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. The Company's ability to achieve such results is subject to certain risks and uncertainties, such as those inherent generally in the retail and franchising industries, the impact of competition and pricing, changing market conditions, the risks detailed in the sections entitled "Risk Factors" and "Legal Proceedings," and other risks detailed throughout this Prospectus. These forward-looking statements represent the Company's judgment as of the date of this Prospectus. The Company disclaims, however, any intent or obligation to update these forward-looking statements. As a result, the reader is cautioned not to place reliance on these forward-looking statements.

BUSINESS STRATEGY

    The Company believes that a growing consumer willingness to purchase preowned CD's, provides an expanding market niche in the retail music industry for CD remarketers. The Company's business strategy is to establish itself as the recognized industry leader in the domestic buy-sell-trade retail CD marketplace by pursuing a three-fold approach: (1) offering quality, preowned CD's at exceptional value; (2) selling new releases at competitive prices; and
(3) offering to accept as a trade, or buy for cash, selected CD's from customers.

    The Company's expansion strategy for 1997 is to open 9 to 12 Company-owned stores and 18 to 24 franchised stores. Management believes that, in addition to the Company, Disc Go Round and The Wherehouse are the only national chains engaged in the sale of preowned CD's. Based on publicly available information regarding such companies, the Company believes that CD Warehouse stores currently account for approximately 23% of the estimated 480 chain-based CD reseller stores that operate throughout the United States. Management believes that the market for CD remarketers is fragmented and underserved, and that the Company can increase its market share by expanding the CD Warehouse concept in targeted markets. To accomplish this objective, the Company intends to employ a business strategy that includes the following elements:

    INVENTORY MANAGEMENT SYSTEM. The Company considers its inventory management system, which is a proprietary software program, to be essential to the success of its business strategy and the CD Warehouse concept. The program, which has a database in excess of 60,000 titles and includes catalogs from all the major record labels, assists each store in selectively procuring preowned CD's by supplying buying guidelines for every CD offered. The ability to access this data instantly gives store operators the capability to make an informed decision on every CD presented by a customer for purchase or trade, by reviewing the title's historic store sales data, as well as the recommended purchase price that the CD has been assigned by the Company. By scanning each CD (utilizing bar coding capability), the program also includes point-of-sale recording of all transactions, including customer profiles with which mailing lists may be created. Additionally, as each transaction is entered, the program prints customer receipts and compiles inventory by title, including respective costs, selling price and gross profit results. Accordingly, the program can generate reports of comprehensive data for any selected period or any facet of store operations, including sales by title, sales by dollar volume, inventory by title, individual transaction summaries, acquisitions for any period, system adjustments, cash register reconciliation and other pertinent financial information.

    The Company believes that its inventory management system contributes to more efficient system-wide management of inventory by reducing the need to purchase new titles from music distributors for new store inventories and affording existing stores the opportunity to sell excess inventory. See "--Operations--Acquisition of Preowned CD's."

    CUSTOMER SERVICE. The Company emphasizes excellent customer service and seeks to employ, and to sell franchises to, motivated and energetic people. Management has adopted an owner/operator principle in which the store manager has a vested interest in increasing sales and profitability. It is management's intent to encourage this same philosophy to its multi-unit franchises. The Company also intends to foster enthusiasm for its customer service philosophy and the CD Warehouse concept through annual franchise conventions, regional meetings and other frequent contacts with its franchisees and store managers.

    TARGETED EXPANSION. The Company believes that its existing core and developing markets offer significant growth opportunity for both Company-owned and franchised store development. During 1997, the Company intends to concentrate its expansion of Company-owned stores in markets where it can cluster stores, thereby expanding consumer awareness and creating significant operating, distribution and advertising efficiencies. To increase its penetration of core markets, the Company intends to co-develop markets with franchisees, divide markets among franchisees or divide markets among the Company and franchisees. The Company also intends to cluster its Company-owned stores and franchised stores through the use of area development agreements and its site selection approval process. The Company believes that this approach will result in increased average store sales.

STORE LOCATIONS

    The table below illustrates the location by state of all CD Warehouse retail stores in the United States and England as of August 31, 1996:

DOMESTIC

ALABAMA
Decatur
Huntsville

ARKANSAS
Little Rock*

CALIFORNIA
San Diego

COLORADO
Colorado Springs
Denver*
Ft. Collins*

FLORIDA
Ft. Myers
Jacksonville*
Lake Park
Naples
Neptune Beach*
Orange Park*
Tallahassee
Tampa*
Venice

GEORGIA
Atlanta
Martinez

ILLINOIS
Carol Stream
Lombard
Streamwood
Wheaton

IOWA
Des Moines

KANSAS
Overland Park*
Shawnee*
Wichita*

LOUISIANA
Baton Rouge*
Bossier City
Lafayette*
Metarie*
Shreveport
Slidell

MARYLAND
Laurel

MISSOURI
Ballwin
Branson*
Cape Girardeau
Gladstone*
Springfield*
St. Louis

MONTANA
Bozeman

NEBRASKA
Omaha*

NEW MEXICO
Albuquerque

OHIO
Cincinnati--Beechmont Ave
Cincinnati--Montgomery
Columbus
Mayfield Heights
Miamisburg
Parma Heights
Toledo

OKLAHOMA
Edmond*
Oklahoma City--N May*
Oklahoma City--NW Expressway*
Tulsa--S Sheridan*
Tulsa--S Peoria

OREGON
Portland--SW Washington St.
Portland--NE Broadway

SOUTH CAROLINA
Columbia
Greenville

SOUTH DAKOTA
Rapid City

TENNESSEE
Jackson
Memphis*

TEXAS
Abilene
Arlington--Cooper Street*
Arlington--N Collins
Austin--Research Blvd
Austin--Guadalupe
Beaumont*
Carrollton
College Station*
Dallas--Montfort**
Dallas--Oak Lawn
Dallas--Preston
Dallas--Skillman
Dallas--Walnut Hill
Denton*
El Paso
Ft. Worth--Berry Street
Ft. Worth--S. Hulen
Garland
Houston--FM 1960
Houston--Shepherd*
Irving*
Lewisville*
Lubbock
Mesquite*
Midland
N. Richland Hills
Plano
San Angelo
San Antonio--NW Military
San Antonio--Thousand Oaks
San Antonio--Evers
San Antonio--Broadway
Sherman
Temple
Waco*
Webster
Wichita Falls

UTAH
Provo
St. George
Taylorsville*

VIRGINIA
Alexandria*

WASHINGTON
Seattle

WISCONSIN
Appleton
Brookfield
Kenosha
INTERNATIONAL/UK
Ealing
Leeds
London

------------------------------
* Franchise store operations managed by CD Management, a wholly-owned subsidiary of the Company, which also owns a minority equity interest in the indicated store.

**  To be acquired as a Company-owned store upon completion of the Offering.

EXPANSION STRATEGY

    The first CD Warehouse store opened in Dallas, Texas in August 1992 and by August 1996 there were a total of 108 CD Warehouse stores in 25 states and England, all but one of which were franchised. In 1997, the Company expects to open between 12 and 24 new franchised stores and 9 to 12 new Company-owned stores. Key elements of the Company's expansion strategy include:

    AGGRESSIVE, BALANCED GROWTH. The Company's expansion strategy is to balance the growth of its Company-owned and franchised stores by increasing its emphasis on Company-owned store expansion. A Company-owned store provides a greater potential economic return to the Company than does a franchised store. The Company believes that, in many cases, the Company will be able to take advantage of a promising new location by establishing a Company-owned store when a delay in finding a qualified franchisee might jeopardize the Company's ability to secure the site. Company-owned stores also provide a training ground for Company-owned store and district managers and a controllable testing ground for new products and promotions, operating and training methods and merchandising techniques. The Company also plans to open additional franchised stores, which will enable the Company to expand its system more quickly with no capital investment. Proceeds from the Offering and the Credit Facility will be used to support this growth.

    NAME RECOGNITION AND NEW MARKET PENETRATION. The Company believes the visibility of its stores at high traffic strip shopping centers has generated good name recognition in the areas in which stores currently are located. CD Warehouse stores historically have been concentrated in the Southwest United States, but recent growth has generated a gradual shift outward into adjoining states and scattered parts of the Midwestern and Southeastern United States. The Company's expansion strategy involves initially the building-out of these existing markets and subsequently the further penetration of developing markets through the clustering of both Company-owned and franchised stores. This expansion strategy is designed to take advantage of operational and advertising efficiencies through store clustering within television and other advertising markets, thereby increasing market penetration and consumer awareness. To accelerate penetration of larger markets, the Company intends to co-develop markets with franchisees or divide markets among franchisees, and intends to utilize market co-development where appropriate. In determining which new markets to develop, the Company considers many factors, including the size of the market, demographics and population trends, competition and real estate availability and pricing.

    INTERNATIONAL FRANCHISE EXPANSION. There are three franchised stores currently operating in England. In connection with the CDIL Acquisition, the Company has entered into a master franchise agreement (the "Worldwide Area Development Agreement") with the founder of CDIL, Mark E. Kane. The Worldwide Area Development Agreement provides for a period of ten years for development of franchise operations worldwide, excluding the United States, Canada and Mexico, and includes a provision which allows the Company, at its option, to purchase Mr. Kane's interest in any franchised operations developed pursuant to the Worldwide Area Development Agreement. The development schedule under the agreement requires that Mr. Kane open 100 stores over the ten year period. There is no assurance that Mr. Kane will be successful in opening these stores. The agreement provides that Mr. Kane will pay the Company an amount to be jointly determined between the Company and Mr. Kane on a country-by-country basis, provided that the Company will receive a franchise fee of not less than $3,000 per store, a minimum royalty of 1% of gross sales based on individual store sales volume and 20% of the total fee received from each subfranchisee by Mr. Kane. The Company's intent is to focus its own efforts on developing the CD Warehouse franchise system domestically, and it considers the Worldwide Area Development Agreement an attractive vehicle to utilize the expertise of Mr. Kane to develop the international franchise system. See "Certain Transactions--Worldwide Area Development Agreement."

    CONSIDERATION OF ACQUISITIONS. Concurrently with the Offering, the Company will acquire the interests of MacDonald, the largest CD Warehouse franchisee. The Company intends to pursue the acquisition of other local and regional preowned music retailers to implement its strategy of building out current markets and establishing itself in new target markets that may be concurrently developed by the Company as well as franchised stores.

    NEW STORE CONCEPT. The Company intends to examine the need for a new, consistent appearance, both externally and internally, for all stores. A prototype unit has opened in August 1996, in Plano Texas. This particular store carries slightly more inventory (16,000 titles) and utilizes updated decor and lighting schemes. The Company believes that by offering a larger variety in both new and preowned titles, the Company will improve store sales. A component of developing the new store concept is to devise a uniform, low cost remodel plan for the system as a whole. The cost of remodeling non-Company-owned stores will be borne by the respective franchisees.

OPERATIONS

    ACQUISITION OF PREOWNED CD'S. A key component of the CD Warehouse concept is to accept as a trade or buy for cash selected CD's from customers; accordingly, the Company anticipates that it will obtain its preowned CD inventory primarily from within the system itself. Additionally, utilizing its inventory management system, which is a proprietary program, the Company affords existing stores the opportunity to sell excess inventory. As new stores are developed, opening packages of inventory are assembled by the Company and sold to the franchisees. The demand for inventory by new stores allows existing stores to sell excess inventory. The Company has a policy of buying available inventory directly from the retail locations and, with modem and Internet capability, the Company compiles real-time inventory information. If, for example, it is determined that a store may be overstocked on a particular selection, the Company may purchase the selection and resell it to another unit or as part of the opening inventory of a new store. The Company believes that this is a significant advantage in comparison to its competitors since the Company can review all titles available and source its own system for inventory. Management anticipates, based on CDIL's operational history, that as much as 75% of the opening inventory for a new store can be purchased from the current system of CD Warehouse stores. This constant inventory turnover allows existing stores to make a reasonable profit and provide a source of capital while providing an opportunity for the Company to acquire quality inventory to open new stores or update an existing location's inventory.

    PURCHASING OF NEW CD'S, OTHER POINT-OF-SALE ITEMS AND STORE FIXTURES. For new music releases, the Company will contract with six major industry CD suppliers (Sony Music; Warner/Electra/Atlantic Corp. (subsidiary of Time Warner); BMG Music (subsidiary of Bertelsman); UNI (subsidiary of Seagrams); PolyGram (subsidiary of Philips); and EMI (subsidiary of Thorn-EMI)) to provide the necessary access to new titles. As these new releases become available, the Company reviews all titles and determines what specific releases will be acquired for sale to the system. The Company then provides a weekly sales program to franchisees and Company-owned stores consisting of available inventory. This program includes new releases, catalog titles (i.e., Elvis Presley, Pink Floyd, movie soundtracks, etc.), preowned titles and various point of sale and merchandising items. The Company negotiates on behalf of the system for inventory display racks, lighting and related products which are then shipped directly from the manufacturers to the individual stores.

    As the system grows, the Company believes that additional quantity discounts can be negotiated with the respective equipment and product suppliers. The Company maintains its own distribution facility to provide its franchise and Company-owned stores with available new and preowned CD's. Additionally, the Company is researching the possibility of forward warehousing inventory in specific regions to reduce the shipping time and related shipping costs.

MARKETING AND ADVERTISING

    Historically, CDIL has had only a limited involvement in direct retail operations, and therefore has not conducted significant advertising or marketing programs. Although the Company provides new stores with certain pre-opening items and point-of-sale materials (additional point-of-sales materials are available to all stores at no cost from the record companies), CD Warehouse franchisees currently conduct marketing and advertising activities independently through newspapers and radio, the funds for which are reserved pursuant to the franchise agreement, which provides for each store to reserve 1.5% of sales to spend specifically on advertising. It is the Company's intent, as markets reach relative points of saturation, to develop an advertising cooperative that the Company will manage to support enhanced advertising (i.e., television, direct mail, etc.). Additionally, the Company is considering making preowned CD's available for sale through Internet access.

FRANCHISING PROGRAM

    GENERAL. The Company's predecessor, CDIL, commenced franchising the CD Warehouse concept in 1993. Upon completion of the Offering and the concurrent closings of the CDIL Acquisition and the MacDonald Acquisition, the Company will have 36 Company-owned or controlled stores and 72 franchised stores in 25 states and England. The Company expects that 18 to 24 franchised stores will open by the end of 1997. However, there can be no assurance that all of these stores will be opened or that the development schedule set forth in each area development agreement will be achieved.

    The Company's franchise agreement provides the franchisee the right to use the Company's trade names, service marks and trademark; design plans, color schemes, signs and fixtures for store premises; buying and selling guidelines; computerized inventory management system; initial inventory, operations and financial control guidelines; initial management training; and advertising assistance.

    The following table sets forth the number of CD Warehouse stores opened and closed since the inception of the CD Warehouse franchise system:

                                                                                                   PERIOD ENDING
                                               1992         1993         1994         1995        AUGUST 31, 1996       TOTAL
                                               -----        -----        -----        -----     -------------------     -----
Opened....................................           2           17           51           36               15              121
Closed....................................           0            0            3            7                3               13
                                                                                                                            ---
                                                                                                                            108

    FRANCHISE SOURCING AND SELECTION. The majority of new franchises are awarded to persons referred by existing franchisees, to interested consumers who have visited CD Warehouse stores and to existing franchisees. The Company also advertises for new franchisees in national business publications and regional newspapers as suitable potential store locations come to the Company's attention. See
"--Franchise Marketing Program." Franchisees are approved by the Company on the basis of the applicant's net worth and liquidity, together with an assessment of work ethic and personality compatibility with the Company's operating philosophy. Currently, 19 franchisees own two or more CD Warehouse stores and 16 franchisees own a single store. The largest number of stores owned or managed by a single franchisee is 36 which, upon completion of the Offering and the MacDonald Acquisition, will become Company-owned or managed stores.

    FRANCHISE MARKETING PROGRAM. The Company's franchise marketing program seeks to attract prospective franchisees with management experience, a minimum level of net worth and strong interest in the retail music business. The Company markets its franchise opportunities by advertising in selected business magazines and franchise-oriented publications. Each inquiry is responded to and an initial determination is made as to the prospects' qualifications to become a CD Warehouse franchisee. Once initially qualified, the prospect is mailed the Company's brochure and marketing materials. The inquiry is then followed up on within a period of two weeks. In June 1996, CDIL implemented an enhanced advertising strategy utilizing Entrepreneur Magazine. The Company believes that the new marketing program has resulted in heightened awareness of CD Warehouse as a franchise opportunity.

    The Company also intends to establish a home page via the Internet (World Wide Web) that will provide detail on the franchise opportunities presented by operating a CD Warehouse store.

    TRAINING AND SUPPORT. The Company's philosophy is one of service and commitment to its franchise system and it intends immediately upon commencement of operations to implement a plan to improve its franchise support services. Each franchise owner/operator and each franchised store manager is required to complete a comprehensive training program in store operation and management. Topics covered in the training course include the Company's philosophy of store operation and management, customer service, merchandising, marketing, pricing, inventory and cost control, record keeping, labor scheduling and personnel management. Training is based on standard operating policies and procedures contained in an operations manual provided to all franchisees, which the franchisee is required to follow by terms of the franchise agreement. Additionally, trainees are provided with a complete orientation to Company operations by meeting with members of the senior management of the Company. Training continues through the opening of the store, where Company field personnel assist and guide the franchisee in all areas of operation.

    THE FRANCHISE AGREEMENT; TERMS AND CONDITIONS. The domestic offer and sale of CD Warehouse franchises is made by its Uniform Franchise Offering Circular prepared in accordance with federal and state laws and regulations. States that regulate the sale and operation of franchises require a franchisor to register or file certain notices with the state authorities prior to offering and selling franchises in those states.

    Under the current form of domestic franchise agreement, franchisees pay the Company (i) an initial franchise fee of $6,000, (ii) royalties equal to 5% of monthly gross sales and (iii) a marketing fee equal to 1.5% of monthly gross sales. It is expected that the initial fee will increase as the Company enhances franchise services. Franchisees are generally granted exclusive territory with respect to the operation of CD Warehouse stores only in the immediate vicinity of their stores.

    The franchise agreement requires franchisees to purchase from the Company certain proprietary software and the store's initial inventory, and to comply with the Company's procedures of operation, to permit inspections and audits by the Company and to remodel stores to conform with standards in effect from time to time for the CD Warehouse system. The Company may terminate the franchise agreement upon the failure of the franchisee to comply with the conditions of the agreement and upon the occurrence of certain events, such as insolvency or bankruptcy of the franchisee or the commission by the franchisee of any unlawful or deceptive practice, which in the judgment of the Company is likely to adversely affect the CD Warehouse system. The Company's ability to terminate franchise agreements pursuant to such provisions is subject to applicable bankruptcy and state laws and regulations. See "--Regulation."

    The agreement prohibits the transfer or assignment of any interest in a franchise without the prior written consent of the Company. The agreement also gives the Company a right of first refusal to purchase any interest in a franchise if a proposed transfer would result in a change of control of that franchise. The refusal right, if exercised, would allow the Company to purchase the interest proposed to be transferred under the same terms and conditions and for the same price as offered by the proposed transferee.

    The term of each franchise agreement is ten years, and franchisees generally have the right to renew for an additional ten-year term. All of the franchise agreements to be assigned to the Company in connection with the CDIL Acquisition will expire between 2002 and 2006.

    UNIT ECONOMICS. The Company believes that future CD Warehouse stores can be opened for an initial investment of approximately $100,000. The estimated initial investment is comprised of the following:

Franchise fee.............................................  $   6,000
Inventory.................................................     50,000
Leasehold improvements....................................     11,500
Proprietary software and related hardware.................      4,500
Signage (exterior and interior)...........................      5,500
Fixtures and equipment....................................     10,000
Lease and utility deposits................................      2,500
Initial working capital...................................     10,000
                                                            ---------
                                                            $ 100,000
                                                            ---------
                                                            ---------

    Management believes that a key indicator of the success of a franchise location is the sales to capitalization ratio. That ratio is defined as the annual sales revenue generated by the business divided by the capitalization costs to open the business. For the year ended December 31, 1995, average unit sales on a comparable basis were $276,338. Based on an initial estimated capitalization of $100,000, the sales to capitalization ratio to open a new CD Warehouse store is 2.76 to 1.

    FRANCHISE FINANCING. The Company's predecessor did not provide prospective franchisees with financing for its stores. Typically, franchisees have obtained their own sources of such financing and have not required the Company's assistance. The Company plans to develop relationships with sources of franchise financing which will serve both franchised and Company-owned store development.

COMPANY STORE PROGRAM

    As a result of the MacDonald Acquisition, the Company will have interests in and will manage 36 CD Warehouse stores and intends to open 9 to 12 Company-owned stores in 1997. Although Company-owned stores require an initial capital outlay by the Company, they also provide a greater potential economic return to the Company than franchised stores. The Company estimates that the cost of opening a new Company-owned store is approximately $84,000, excluding franchise fee and initial working capital applicable to franchisees.

    Company-owned stores also permit market penetration, or seeding, in the absence of an immediately-viable multi-location franchise operator. Company stores provide an opportunity to continually refine the Company's standard store model in order to respond to market dynamics. Variations in inventory mix, ancillary product offerings, and marketing and sales techniques can be tested and refined before implementation throughout the system.

    The Company believes in the owner-operator concept. It is the intent that each Company-owned store will be operated by an owner-manager. The Company believes that this relationship provides operators with an incentive to perform with a higher degree of commitment to the store's business. As a market is developed, owner-managers will be given opportunities to progress into multi-unit management. A typical multi-unit supervisor will own up to 20% of each unit under his supervision. With the exception of the 35 franchised stores in which the Company will acquire a minority ownership interest pursuant to the MacDonald Acquisition, the Company will always retain a majority ownership in the operating partnerships.

    Managers of Company-owned stores are required to comply with all Company operating standards and undergo training and receive support from the Company similar to the training and support provided to franchisees. See "--Franchising Program--Training and Support." The Company's Vice President--

Company Store Operations and his staff intend to regularly visit Company-owned stores to ensure compliance with Company standards and procedures and to provide advice and support.

GOVERNMENTAL REGULATION

    The Company is subject to various federal, state and local laws affecting its business. Each of the Company's stores is subject to licensing and regulation by a number of governmental authorities, which include taxing, zoning and building agencies in the state or municipality in which the store is located. Difficulties in obtaining or failures to obtain required licenses or approvals could delay or prevent the opening a new store in a particular area.

    The Company is subject to Federal Trade Commission ("FTC") regulation and various state laws which regulate the offer and sale of franchises. The FTC has adopted a rule that requires franchisors to make certain disclosures to prospective franchise owners prior to the offer or sale of franchises. This rule requires the disclosure of information necessary for a franchise owner to make an informed decision as to whether to enter into a franchise relationship and delineates the circumstances in which franchisors may make predictions on future sales, income and profits. Failure to comply with this rule constitutes an unfair or deceptive act or practice under the Federal Trade Commission Act. Additionally, numerous states have in recent years adopted laws regulating franchise operations and the franchisor-franchisee relationship, and similar legislation is pending in Congress and several other states. Existing laws and pending proposals vary from filing and disclosure requirements in the offer and sale of franchises to the application of statutory standards regulating the establishment and termination of franchise relationships. These laws generally apply to both area and individual franchises. Although the foregoing matters may result in some modification in the Company's franchising activities and some delays or failures in enforcing certain of its rights and remedies under certain area or individual franchise agreements, such modifications, delays or failures have not had a material adverse effect on the Company's operations or business. However, the law applicable to franchise operations and relationships is still developing, and the Company is unable to predict the effect, if any, on its operations of additional requirements or restrictions that may be enacted or promulgated or of court decisions that may be adverse to the franchise industry. While it is difficult to assess potential effects of federal and state legislation in the U.S. or new international laws that may impact the industry, the Company does not anticipate any material adverse effects from such legislation or laws at this time.

    The Company's operations are also subject to federal and state laws governing such matters as wages, working conditions and overtime.

COMPETITION

    The Company competes in the retail music industry, which is highly competitive in price, selection, service and location and is often affected by changes in consumer trends, economic conditions, demographics, traffic patterns and technological innovations. The following profile provides an overview and comparison of how the retail "new release" CD industry and the emerging retail "remarketing" or "buy-sell-trade" CD industry are currently structured and segmented.

    According to the RIAA, CD sales in the United States were over 700 million units in 1995, generating annual sales exceeding $9 billion. The Company has various competitors in the industry who sell new recordings and music related merchandise. These companies vary from those who are specialty music stores in malls (such as Musicland, Camelot) and those who utilize free-standing buildings (such as Blockbuster Music, Wherehouse Records). Empirical studies conducted by the Company indicate that companies in mall locations typically charge $15.99 to $17.99 for their front-line CD products. Those in free-standing buildings generally have much larger facilities (between 12,000 to 20,000 square feet). Their selling price for front-line items range between $13.99 and $15.99, with the latest top 20 releases on sale for $11.99 to $13.99 per CD. None of these "superstores" sell preowned music except for Wherehouse

Records, which has generally offered an inventory of preowned CDs in less than 500 square feet of space with limited selections.

    Other retailers offering music include major national discount stores, including Wal-Mart, K-Mart and Target stores. These national discounters maintain a very small number of new music titles while offering no preowned music. Their pricing will typically vary from $11.99 to $13.99 per item in approximately 1,000 square feet of space. In another category are the multi-media electronic stores (such as Best Buy, Circuit City), which have generally utilized approximately 1,000 square feet of space and discount their new releases at prices which range generally from $9.99 to $12.99 per item.

    The CD Warehouse system competes currently with one other national company specializing in the sale of preowned CD's. Disc Go Round is a Minneapolis-based company owned by GrowBiz International, a franchisor of several other concepts including Play It Again Sports. Disc Go Round maintains smaller quantities of preowned inventory than does CD Warehouse. Both CD Warehouse and Disc Go Round sell preowned front-line product at $6.00 to $9.00 and new releases at $10.99 to $12.99, as compared to Best Buy and Circuit City prices of new CD's, which range generally $11.99 to $12.99 per selection. GrowBiz International's Form 10-Q for the quarter ended June 1996 indicates that there are currently 107 units in the Disc Go Round system, as compared to 108 units in the CD Warehouse system.

    The Company also competes in the franchise industry for prospective franchisees. With respect to the only other franchisor known to the Company to engage in a business similar to that of the Company, the Company believes that it competes favorably.

TRADEMARKS AND SERVICE MARKS

    The Company has registered the name "CD Warehouse" with the United States Patent and Trademark Office. The Company believes that its trademark has significant value and is important to its marketing efforts.

PROPERTIES

    The Company's principal executive offices currently are located at 722 N. Broadway, Oklahoma City, Oklahoma 73012, where it leases from a director of the Company approximately 800 square feet under a month-to-month lease with a monthly lease payment of $600. See "Certain Transactions."

    CDIL maintains its offices and warehouse operations at 1710 Firman, Suite 300, Richardson, Texas 75081. The total facility is approximately 4,500 square feet and is held under a lease expiring in March 1997 with a monthly lease payment of $2,087. Approximately 2,500 square feet is used for administrative and the balance of the space is utilized as a warehouse. Upon completing the CDIL Acquisition, the Company will share offices with CDIL during a transition period anticipated to last approximately four months. The transition period will allow the Company to evaluate the employees of CDIL and to plan an orderly move of the CD Warehouse system operations to Oklahoma City.

    Upon the expiration of the CDIL lease, the Company anticipates that it will relocate its principal offices to a larger facility in Oklahoma City. The Company has solicited the services of the largest commercial realtor in Oklahoma City to assist in locating suitable facilities.

EMPLOYEES

    Upon commencement of operations, the Company will employ 13 employees, 11 on a full-time basis. None of the Company's employees are represented by a labor union and the Company believes that its relations with its employees are good.

LEGAL PROCEEDINGS

    From time to time, the Company may be involved in litigation relating to claims arising out of its normal business operation. The Company is not now engaged in any legal proceedings.

    CDIL is subject to a currently effective order from the State of South Dakota, issued by the South Dakota Division of Securities, to cease and desist and refrain from offering or selling franchises in the State of South Dakota until CDIL has complied with the South Dakota franchise registration laws. This cease and desist order was issued because CDIL sold a franchise to two South Dakota residents and had not registered the franchise in South Dakota. The Company intends to seek registration of its franchise in South Dakota as soon as practicable after completion of the Offering and the CDIL Acquisition.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information regarding the directors, executive officers and key employees of the Company.

NAME                                AGE                                     POSITION
------------------------------      ---      ----------------------------------------------------------------------
Jerry W. Grizzle..............          44   Chairman of the Board of Directors, President and Chief Executive
                                               Officer

Gary D. Johnson...............          37   Chief Operating Officer, Executive Vice President and Director

Bruce D. MacDonald............          41   Vice President-Company Store Operations

Doyle E. Motley...............          42   Senior Vice President and Chief Financial Officer

Christopher M. Salyer.........          44   Director

Ronald V. Perry...............          47   Director

    JERRY W. GRIZZLE founded the Company in September 1996 and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since that time. From 1984 to 1991, Mr. Grizzle was Vice President and Treasurer of Sonic Corporation, a publicly held fast food franchisor with over 1,500 units operating in 26 states, and from 1991 to 1994, he owned and operated Orbit Finer Foods, a privately owned Mexican food product manufacturer. For a four-month period in 1994, Mr. Grizzle served as President of Skolniks, Inc., a publicly held bagel manufacturer ("Skolniks"). Mr. Grizzle resigned from Skolniks in October 1994 as a result of significant disagreements with the Board of Directors over Skolniks' corporate practices; subsequent to Mr. Grizzle's resignation, Skolniks was the subject of an involuntary Chapter 11 proceeding. Mr. Grizzle received his B.S. degree in Accounting from Southwestern Oklahoma State University in 1976 and received an M.B.A. in 1983 from the University of Central Oklahoma. He is currently completing his Ph.D. in Marketing at Oklahoma State University, and holds the rank of Colonel in the Oklahoma Army National Guard.

    GARY D. JOHNSON has been Executive Vice President, Chief Operating Officer of the Company and a director of the Company since the Company's inception in September 1996. For the past nine years, from 1987 to 1996, Mr. Johnson served as Vice President of Purchasing and Distribution for Sonic Corp. In such capacity, Mr. Johnson was responsible for cooperative purchasing and management of all procurement functions and distribution for the Sonic system. Mr. Johnson received his B.S. degree in Business Management from Southwestern Oklahoma State University in 1981.

    BRUCE D. MACDONALD will be appointed to Vice President-Company Store Operations upon completion of the offering. Prior to the Company's acquisition of CDIL, Mr. MacDonald owned an interest in and managed 36 CD Warehouse retail stores. Mr. MacDonald is a certified public accountant and began his career at Arthur Andersen in 1977, after graduating with a B.B.A. degree from Southern Methodist University in 1977. For at least the last five years, Mr. MacDonald has been self-employed as a certified public accountant, in addition to his activities as a CD Warehouse franchisee.

    DOYLE E. MOTLEY will be appointed to Senior Vice President and Chief Financial Officer of the Company upon completion of the Offering. For the past two years, Mr. Motley has served as an internal auditor for Bob Moore Financial Group, a multi-state auto dealership. Prior to that, from 1991 to 1994, Mr. Motley served as Chief Financial Officer of Orbit Finer Foods. For a four-month period in 1994, Mr. Motley served as Chief Financial Officer of Skolniks. Mr. Motley resigned from Skolniks in October 1994 as a result of significant disagreements with the Board of Directors over Skolniks' corporate practices; subsequent to Mr. Motley's resignation, Skolniks was the subject of an involuntary Chapter 11 proceeding.

    CHRISTOPHER M. SALYER has been a member of the Board of Directors since October 1996. Mr. Salyer is currently serving as the Chairman and Chief Executive Officer of Accounting Principals, Inc., a company specializing in the placement of accounting personnel. From February 1984 through December 1994, Mr. Salyer served as the Chairman and Chief Executive Officer of National Check Cashers Corporation, a retail financial services company. He received his B.B.A. degree from Southern Methodist University in 1973 and received an M.B.A. in 1974 from Babson College in Boston, Massachusetts. Mr. Salyer is a certified public accountant.

    RONALD V. PERRY has been a member of the Board of Directors since October 1996. Mr. Perry has served as the President and Chief Operating Officer of Prime Time Travel, Inc., a travel agency specializing in providing services to a corporate client base since August 1986. During this same period of time Mr. Perry has also served as the President and Chief Operating Officer of Prime Cut Restaurants, Inc. which owns and operates four restaurants. Mr. Perry received his B.B.A. degree from Oklahoma State University in 1971.

THE BOARD OF DIRECTORS

    The Company's Bylaws authorize a maximum of nine directors and a minimum of five directors. The Bylaws also provide that the directors shall be divided into three classes, as nearly equal in number as possible, with each class serving staggered three-year terms. Currently, the Board of Directors consists of four directors. The Board of Directors is continuing to search for additional qualified and available nominees to fill the remaining vacant Board of Directors seats which, when filled, will have a term expiring in 1999.

    The Company has agreed with the Representative that it will recommend and use its best efforts to cause a designee of the Representative who is reasonably satisfactory to the Company to be elected as a full voting member of its Board of Directors. As of the date of this Prospectus, the Representative has not named a nominee for election to board membership.

EXECUTIVE COMPENSATION

    The Company was formed in September 1996 and has not paid any executive compensation. The Company has entered into employment agreements with each of the executive officers of the Company, the terms of which are set forth under "--Employment Agreements."

DIRECTORS' COMPENSATION

    Directors who are not officers of the Company are to be paid $1,000 for each Board of Director's meeting attended.

STOCK OPTIONS GRANTED

    Since the Company's inception, no options to purchase Common Stock have been granted to any executive officer.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with Jerry W. Grizzle, Gary D. Johnson, Bruce D. MacDonald and Doyle E. Motley (each an "Employee" and collectively, the "Employees"). Each of these agreements, other than that of Mr. Grizzle, runs for a term of one year and automatically renews for additional one-year terms unless terminated by either the Company or Employee. Mr. Grizzle's agreement runs for a term of five years and automatically renews for additional five-year terms unless terminated by either the Company or Mr. Grizzle. Under the respective agreements, Mr. Grizzle will receive an annual salary of $100,000, Mr. Johnson will receive an annual salary of $90,000, Mr. MacDonald will receive an annual salary of $100,000 upon commencement of his employment, and Mr. Motley will receive an annual salary of $65,000 upon commencement of his employment. In addition, each Employee may be entitled to receive incentive compensation. Such incentive compensation consists of an annual bonus if certain individual and Company objectives are achieved. "Cause" for termination of an Employee includes: the conviction of a felony; the perpetration of a fraud, misappropriation or embezzlement of property of the Company; willful misconduct with respect to the duties or obligations of Employee under his employment agreement; or intentional or continual neglect of duties. For two years following the termination of an Employee, the Employee is prohibited from engaging in or assisting in any business which is identical, competitive with, or comparable to, the Company's business within 50 miles of any area in which Employee rendered services to the Company. Each agreement contains a provision prohibiting the Employees for two years subsequent to termination of employment from disclosing to third parties proprietary information relating to the Company.

OFFICER AND DIRECTOR LIABILITY

    As permitted by the provisions of the DGCL, the Company's Certificate of Incorporation eliminates, in certain circumstances, the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of a director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under
Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of federal securities laws or limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

    The Company's Certificate of Incorporation provides that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Certificate and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

CDIL ACQUISITION

    At the closing of the Offering, the Company will acquire for a purchase price of $3,200,000 (of which $100,000 has previously been paid in the form of an earnest money deposit) substantially all of the assets of CDIL pursuant to the CDIL Acquisition. The assets being acquired consist of all of CDIL's: (a) rights as the franchisor under 108 franchise agreements and existing area development agreements; (b) inventory of new and used CD's, (c) accounts, notes and warranty receivables; (d) trademarks and other intellectual property rights;
(e) business records, including but not limited to CDIL's customer lists, vendor lists, prospective franchisee lists, franchise files, accounting and tax records concerning the same, sales literature and promotional materials; (f) software programs; (g) furniture, equipment, files and other assets located at CDIL's corporate offices; and (h) the equity interests of CDIL in two CD Warehouse Stores in Tulsa, Oklahoma and Memphis, Tennessee. The Company will be entitled to all franchise fees and royalties accruing to CDIL after the closing date of the CDIL Acquisition. As part of the CDIL Acquisition, the Company will assume CDIL's accounts payable for the inventory being acquired as of the closing date, as well as CDIL's obligations under the franchise agreements and franchise and area development agreements.

    Pursuant to the CDIL Acquisition, Mark E. Kane, the founder and manager of CDIL, will be granted a World Wide Area Development Agreement at the closing of the CDIL acquisition. Under the terms of the Worldwide Area Development Agreement, Kane will be granted the right to develop, as a franchisee of the Company, on a worldwide basis (excluding the United States, Mexico and Canada) CD Warehouse franchise operations for a ten year period. The development schedule requires that Mr. Kane open 100 stores during the term of the Worldwide Area Development Agreement. Additionally, the Worldwide Area Development Agreement provides that the Company may, at its option for a period of seven years beginning three years from the date of the grant thereof, purchase Mr. Kane's interest in any franchised operations developed pursuant to the agreement. The Worldwide Area Development Agreement provides that Mr. Kane will pay the Company an amount to be jointly determined by the Company and Mr. Kane on a country-by-country basis, provided that the Company will receive a franchise fee of not less than $3,000 per store, a minimum royalty of 1% of gross sales based on individual store sales volume and 20% of the total fee received from each subfranchisee by Mr. Kane. Additionally, at the closing of the CDIL Acquisition, the Company will grant Mr. Kane, with no initial franchise fee payable by Mr. Kane, ten domestic CD Warehouse franchise license agreements, pursuant to which Mr. Kane may develop and install, as a franchisee, up to ten separate CD Warehouse franchise stores, subject to the Company's approval as to the location of such stores. Mr. Kane will pay a royalty of 2% of net sales for any CD Warehouse store opened by him pursuant to these franchise agreements. Mr. Kane will also be granted two franchise agreements by the Company for CD Warehouse Stores currently owned and operated by Mr. Kane in Ft. Worth, Texas and Plano, Texas pursuant to which Mr. Kane will not be required to pay to the Company any royalties or franchise fee.

    In connection with the CDIL Acquisition, Mr. Kane has subscribed for 350,000 shares of Common Stock, at a subscription price of $1.00 per share. Payment of the subscription is conditioned upon the successful completion of the Offering and the CDIL Acquisition.

MACDONALD ACQUISITION

    Simultaneously with the closing of the Offering, the Company will acquire the CD Warehouse franchise interests of Bruce D. MacDonald, Vice President-Company Store Operations. Mr. MacDonald acts as franchisee, either on his own account or as general partner or manager of entities which themselves act as franchisees, of 36 CD Warehouse stores. Pursuant to the MacDonald Acquisition the Company will acquire 100% ownership of the Montfort Street Store and minority equity interests (including MacDonald's interest as a managing general partner or limited liability company manager), in the 35 other franchised stores. The Company has formed CD Management as a wholly owned subsidiary to act as the successor general partner or manager of the 12 partnerships and one limited liability company originally organized by MacDonald to fund, own and operate the 35 franchised stores in which MacDonald holds an equity interest. Upon acquisition of the Montfort Street Store and the MacDonald Equity Interests, the Company upon consummation of the MacDonald Acquisition will manage and own an interest in 36 of the 108 stores in the CD Warehouse system. The MacDonald Equity Interests to be acquired by the Company range from 8% to 40%, although certain percentages of ownership are earned only after partnership payout, as defined in the respective partnership agreement. Upon consummation of the MacDonald Acquisition, the Company will be vested with equity interests ranging from 8% to 40%. Pursuant to the MacDonald Acquisition, the Company will issue to MacDonald 80,000 shares of the Company's Common Stock.

ACCOUNTING SERVICES

    Bruce D. MacDonald has ownership in an accounting firm with which the Company has contracted to provide services for the Company's stores. This agreement provides that each store will be charged $150 per store, per month for certain accounting and bookkeeping services rendered.

OFFICE LEASE

    The Company has entered into a lease agreement with an affiliate of Christopher M. Salyer, a director of the Company, for its temporary executive offices at 722 North Broadway, Oklahoma City, Oklahoma 73102. The total office space is approximately 800 square feet and is held under the lease on a month to month basis with monthly lease payment of $600. Additionally, upon completing the CDIL Acquisition, the Company will share operational facilities with CDIL during a transitional period anticipated to last approximately four months. CDIL is owned or controlled by Mark E. Kane, who will be a principal stockholder of the Company upon completion of the Offering. The Company and CDIL have agreed that the Company will not incur any lease payment for sharing the CDIL facility during the transition period. The Company intends to consolidate its executive and operational offices into a larger facility in Oklahoma City, Oklahoma following the transition period.

FUTURE TRANSACTIONS

    All future and ongoing transactions between the Company and its directors, officers, principal stockholders or affiliates will be on terms no less favorable to the Company than may be obtained from unaffiliated third parties, and any such transactions will be approved by a majority of the disinterested directors of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of October 15, 1996, and as adjusted to reflect the sale of the 1,000,000 shares of Common Stock offered hereby, concerning the beneficial ownership of Common Stock by each of the Company's directors, each executive officer named in the table under the heading "Management-Directors, Executive Officers and Key Employees," and all directors and executive officers of the Company as a group, and by each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such stock.

                                                                  PERCENT OF
                                                                    CLASS                            PERCENT OF
NAME AND ADDRESS                             NUMBER OF SHARES       BEFORE      NUMBER OF SHARES        CLASS
OF BENEFICIAL HOLDER(1)                       BEFORE OFFERING      OFFERING      AFTER OFFERING    AFTER OFFERING
-------------------------------------------  -----------------  --------------  -----------------  ---------------
Jerry W. Grizzle* (2)(3)...................         250,000           71.43%            250,000          14.04%

Gary D. Johnson* (2).......................          75,000           21.43%             75,000           4.21%

Bruce D. MacDonald (4).....................              (5)              0%             80,000(5)        4.49%

Doyle E. Motley (2)........................          25,000            7.14%             25,000           1.40%

Mark E. Kane (4)...........................              (6)              0%            350,000(6)       19.66%

All executive officers and directors as a           350,000          100.00%            430,000          24.14%
  group (7 persons)........................

------------------------

*   Director

(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such person.

(2) Address is c/o CD Warehouse, Inc., 722 N. Broadway, Oklahoma City, Oklahoma 73102.

(3) 230,000 shares are held in the name of the Jerry W. Grizzle and Shawn L. Grizzle Revocable Living Trust, dtd. 1/6/94, and 10,000 shares each are held in the names of Mr. and Mrs. Grizzle's children, Brittany and Matthew.

(4) Address is c/o CDIL, 710 Firman Drive, Suite 300, Richardson, Texas.

(5) The shares shown as owned by Mr. MacDonald after the Offering will be issued in connection with the MacDonald Acquisition. See "Certain
    Transactions--MacDonald Acquisition."

(6) Mr. Kane has subscribed for 350,000 shares of Common Stock, the payment of which is conditioned upon the consummation of the Offering.

                           DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, having a par value of $.01 per share, and (ii) 5,000,000 shares of Preferred Stock, having a par value of $.01 per share. Immediately prior to this Offering, 350,000 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any then outstanding class of preferred stock, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any class of preferred stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of preferred stock that the Company may issue in the future.

PREFERRED STOCK

    Shares of Preferred Stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are determined by resolution of the Board of Directors of the Company. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. Currently, the Company has no shares of Preferred Stock outstanding.

CERTAIN ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation and By-laws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    CLASSIFIED BOARD. The Company's By-laws provide that (i) the Board of Directors is divided into three classes of as equal size as possible, (ii) the number of directors is to be fixed from time to time by the Board of Directors, and (iii) the term of office of each class expires in consecutive years so that each year only one class is elected. These provisions may render more difficult a change in control of the Company or the removal of incumbent management.

    NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The Company's Certificate of Incorporation provides that no action shall be taken by stockholders except at an annual or special meeting of stockholders, and prohibits action by written consent in of lieu of a meeting. The Company's By-laws provides that, unless otherwise proscribed by law, special meetings of stockholders can only be held pursuant to a resolution of the Board of Directors.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The By-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors as well as for other stockholder proposals to be considered at stockholders' meetings.

    Notice of stockholder proposals and director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the matters are to be acted upon or Directors are to be elected. In all cases, to be timely, notice must be received at the principal executive offices of the Company not less than 40 days before the meeting, or, if on the day notice of the meeting is given to the stockholders less than 45 days remain until the meeting, (i) five days after notice is given but not less than five days prior to the meeting in the case of stockholder proposals, and (ii) 10 days after notice is given in the case of director nominations.

    Notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain all information about that person as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to serve as a Director if so elected) and certain information about the stockholder proposing to nominate that person. Stockholder proposals must also include certain specified information.

    These limitations on stockholder proposals do not restrict a stockholder's right to include proposals in the Company's annual proxy materials pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    SECTION 203 OF THE DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. The effect of such statute may be to discourage certain types of transactions involving an actual or potential change in control of the Company.

TRANSFER AGENTS, WARRANT AGENT AND REGISTRAR

    The transfer agent for the Common Stock is Liberty Bank & Trust Company of Oklahoma City, N.A.

                        SHARES ELIGIBLE FOR FUTURE SALE

    POSSIBLE RULE 144 SALES. Upon completion of the Offering described in this Prospectus, the Company will have outstanding 1,780,000 shares of Common Stock. Of these shares all of the 1,000,000 shares sold in the Offering (assuming no exercise of the Underwriters' over-allotment option) will be freely transferable by persons other than affiliates (as defined in regulations under the Securities
Act), without restriction or further registration under the Securities Act.

    The remaining 780,000 shares of Common Stock outstanding are "Restricted Securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Under Rule 144 as currently in effect, none of such shares are currently eligible for sale. Additionally, the holders of the aforementioned Restricted Securities have agreed with Capital West, as Representative of the Underwriters, not to sell their shares until twenty-four months after the date of this Prospectus without obtaining the prior written approval of Capital West. See "Underwriting."

    In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns Restricted Securities with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company, or (ii) the average weekly trading volume in Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements, and to the availability of current public information about the Company. A person who is not an affiliate, has not been an affiliate within 90 days prior to sale and who beneficially owns Restricted Securities with respect to which at least three years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.

    The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities. Prior to this Offering, there has been no trading market for the Common Stock. The Company anticipates that the trading market in the Common Stock, if any, will be limited based upon the number of shares currently outstanding and anticipated to be sold in this Offering.

                                  UNDERWRITING

    The Underwriters named below, represented by Capital West as Representative have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth opposite their respective names below. The nature of the obligations of the Underwriters is such that if any of such shares are purchased, all must be purchased.

                                                              NUMBER OF
NAME                                                            SHARES
------------------------------------------------------------  ----------
Capital West Securities, Inc. ..............................

                                                              ----------
  Total.....................................................   1,000,000
                                                              ----------
                                                              ----------

    The Underwriters propose initially to offer the shares of Common Stock offered hereby to the public at the price to public set forth on the cover page of this Prospectus. The Underwriters may allow a concession to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD")
not in excess of $        per share, and the Underwriters may allow, and such
dealers may reallow, to members of the NASD a concession not in excess of
$        per share. After the public offering, the price to public, the concession and the reallowance may be changed by the Representative.

    Capital West, the Representative, was first registered as a broker-dealer in May 1995. Capital West has participated in only four public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offered hereby should consider this limited experience in evaluating this Offering.

    The Company has granted an option to the Underwriters, exercisable within 30 business days after the date of this Prospectus, to purchase up to an aggregate of 150,000 additional shares of Common Stock, at the initial price to public, less the underwriting discount, set forth on the cover page of this Prospectus. The Underwriters may exercise the option only for the purpose of covering over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase from the Company on a pro rata basis that number of additional shares of Common Stock which is proportionate to such Underwriter's initial commitment.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Company has agreed to pay to the Representative a nonaccountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of Common Stock underwritten (including the sale of any shares of Common Stock subject to the Underwriter's over-allotment option), $50,000 of which has been paid as of the date of this Prospectus. The Company also has agreed to pay all expenses in connection with qualifying the Common Stock offered hereby for sale under the laws of such states as the Representative may designate and registering the Offering with the NASD, excluding filing fees and fees and expenses of counsel retained for such purposes by the Representative (which shall be paid by the Representative from the nonaccountable expense allowance).

    In connection with this Offering, the Company has agreed to sell to the Representative, for a price of $.001 per warrant, warrants to purchase shares of Common Stock equal to 10% of the total number of shares sold pursuant to this Offering. The Representative's Warrants are exercisable at a price equal to 120% of the initial public offering price ($6.00 assuming an initial public offering price of $5.00 per share) for a period of four years commencing one year from the date of this Prospectus. The Representative's Warrants grant to the holder thereof certain registration rights with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Representative's Warrants. The Company, its executive officers and directors, and all of its stockholders have agreed that for a period of 24 months after the date of this Prospectus, they will not offer, sell or otherwise dispose of any shares of Common Stock beneficially owned or controlled by them (including subsequently acquired shares) without the prior written consent of Capital West.

    The Company has agreed with the Representative to use its best efforts to cause a designee of the Representative who is reasonably satisfactory to the Company to be elected as a full voting member of its Board of Directors. As of the date of this Prospectus, the Representative has not named a nominee for election to board membership.

    The Company has agreed to retain the Representative as its consultant to provide the Company with consulting services for a period of two years from the date of closing of the Offering for a fee of $24,000 per year.

    Prior to this Offering, there has been no market for the Common Stock and there can be no assurance that a regular trading market will develop upon the completion of this Offering. The initial public offering price was determined by negotiations between the Company and the Representative. The primary factors considered in determining such offering price included the history of and prospects for the Company's business and the industry in which the Company competes, market valuation of comparable companies, market conditions for public offerings, the prospects for future earnings of the Company, an assessment of the Company's management, the general condition of the securities markets, the demand for similar securities of comparable companies and other relevant factors.

    The Representative has advised the Company that it does not expect any sales by the Underwriters to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Day Edwards Federman Propester & Christensen, P.C., Oklahoma City, Oklahoma. Phillips McFall McCaffrey McVay & Murrah, P.C., Oklahoma City, Oklahoma, has served as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

    The consolidated balance sheet of CD Warehouse, Inc. at October 15, 1996, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Compact Discs International, Ltd. and the financial statements of CD Acquisitions at December 31, 1995 and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Huselton & Morgan, P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed a Registration Statement on Form SB-2 (the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge and copied upon payment of the charges prescribed by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENT OF CD WAREHOUSE, INC.

  Report of Independent Auditors..........................................    F-3

  Consolidated Balance Sheet at October 15, 1996..........................    F-4

  Notes to Consolidated Balance Sheet.....................................    F-5

FINANCIAL STATEMENTS OF COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY

  Independent Auditors' Report............................................    F-8

  Consolidated Balance Sheet at December 31, 1995.........................    F-9

  Consolidated Statements of Income for the years ended December 31, 1994
    and 1995..............................................................    F-10

  Consolidated Statements of Partners' Capital for the years ended
    December 31, 1994 and 1995............................................    F-11

  Consolidated Statements of Cash Flows for the years ended December 31,
    1994 and 1995.........................................................    F-12

  Notes to Consolidated Financial Statements..............................    F-13

FINANCIAL STATEMENTS OF CD ACQUISITIONS

  Independent Auditors' Report............................................    F-18

  Balance Sheet at December 31, 1995......................................    F-19

  Statements of Income and Venturers' Capital for the years ended December
    31, 1994 and 1995.....................................................    F-20

  Statements of Cash Flows for the years ended December 31, 1994 and
    1995..................................................................    F-21

  Notes to Financial Statements...........................................    F-22

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF COMPACT DISCS
  INTERNATIONAL, LTD. AND SUBSIDIARY FOR THE EIGHT MONTHS ENDED AUGUST 31,
  1996 AND COMBINED FINANCIAL STATEMENTS OF COMPACT DISCS INTERNATIONAL,
  LTD. AND SUBSIDIARY AND CD ACQUISITIONS FOR THE EIGHT MONTHS ENDED
  AUGUST 31, 1995

  Consolidated Balance Sheet at August 31, 1996...........................    F-24

  Statements of Income for the eight months ended August 31, 1995 and
    1996..................................................................    F-25

  Statements of Partners' Capital for the eight months ended August 31,
    1995 and 1996.........................................................    F-27

  Statements of Cash Flows for the eight months ended August 31, 1995 and
    1996..................................................................    F-28

  Notes to Financial Statements...........................................    F-29

                           CONSOLIDATED BALANCE SHEET

                                 CD WAREHOUSE, INC.

                                OCTOBER 15, 1996

                      WITH REPORT OF INDEPENDENT AUDITORS

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders

CD Warehouse, Inc.

    We have audited the accompanying consolidated balance sheet of CD Warehouse, Inc. as of October 15, 1996. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of CD Warehouse, Inc. at October 15, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Oklahoma City, Oklahoma

October 26, 1996

                               CD WAREHOUSE, INC.

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 15, 1996

                                     ASSETS

Current assets:
  Cash and cash equivalents.......................................................  $     250,000
Organization costs................................................................          2,431
Cash in escrow (NOTE 3)...........................................................        100,000
Deferred acquisition costs (NOTE 3)...............................................         59,599
Deferred offering costs (NOTE 3)..................................................         44,364
                                                                                    -------------
                                                                                    $     456,394
                                                                                    -------------
                                                                                    -------------

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................................  $      55,394
  Advances by stockholder (NOTE 3)................................................         51,000
                                                                                    -------------
Total current liabilities.........................................................        106,394
Commitments (NOTE 3)
Stockholders' equity (NOTE 2):
  Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued.......       --
  Common stock, $.01 par value; 10,000,000 shares authorized, 350,000 shares
    issued and outstanding........................................................          3,500
  Paid-in capital.................................................................        346,500
                                                                                    -------------
Total stockholders' equity........................................................        350,000
                                                                                    -------------
                                                                                    $     456,394
                                                                                    -------------
                                                                                    -------------

                            See accompanying notes.

                               CD WAREHOUSE, INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                                OCTOBER 15, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND CONSOLIDATION

    The consolidated balance sheet includes the accounts of CD Warehouse, Inc. (the "Company") and its wholly-owned subsidiary, CD Management, Inc. ("CDM"). The Company was formed in Delaware on September 5, 1996. The Company has had no operations during the period from September 5, 1996 to October 15, 1996.

    CASH EQUIVALENTS

    Cash equivalents include money-market investments with maturities of three months or less when purchased.

    ORGANIZATION COSTS

    Organization costs will be amortized on a straight-line basis over five years.

    DEFERRED ACQUISITION COSTS

    Costs incurred related to a proposed business acquisition (NOTE 3) have been deferred and will be capitalized upon completion of the acquisition or charged to expense if the acquisition is not completed.

    DEFERRED OFFERING COSTS

    Specific incremental costs directly attributable to a proposed initial public offering of common stock (NOTE 3) have been deferred and will be charged against the gross proceeds of the offering or charged to expense if the offering is aborted.

2. STOCKHOLDERS' EQUITY

    Effective September 5, 1996 and October 1, 1996, the Company obtained stock subscription agreements for the sale of an aggregate of 700,000 shares of common stock at $1 per share. During October 1996, the Company received $250,000 in cash and the assignment of $100,000 cash in escrow (NOTE 3) in exchange for the issuance of 350,000 shares of common stock. The subscription agreement for the remaining 350,000 shares provides for payment to the Company concurrently with the closing of the Company's proposed initial public offering of common stock (NOTE 3).

3. COMMITMENTS

    On October 1, 1996, the Company entered into an Asset Purchase Agreement (the "Agreement") which provides for the purchase of substantially all of the assets of Compact Discs International, Ltd. ("CDIL") for $3.2 million, subject to downward adjustment, in cash. CDIL is engaged principally in the business of selling new and preowned audio compact discs to its franchisees. On October 4, 1996, $100,000 in earnest money was placed in escrow pursuant to the Agreement.

    The Agreement also provides for the Company to enter into an area development agreement (the "ADA") with the principal owner of CDIL. The ADA provides for the right to develop franchise operations worldwide, except for the United States, Canada and Mexico. The Company has the right, during a specified period of time, to cancel the ADA and to acquire any franchise developed under the ADA at a

                               CD WAREHOUSE, INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET

                                OCTOBER 15, 1996

3. COMMITMENTS (CONTINUED)
specified multiple of earnings. In addition, the Company has agreed to grant to the principal owner of CDIL (1) ten domestic franchises with no initial franchise fee and royalties of 2% of net sales and (2) two renewal franchises with no franchise fee or royalty payments. Except as provided for in the above mentioned franchise agreements, CDIL and the principal owner of CDIL have entered into covenants not to compete with the Company for a period of ten years.

    In connection with the Agreement and the proposed initial public offering, a stockholder has incurred costs of $51,000 (including $20,000 relating to a contingent finder's fee) through October 15, 1996, on behalf of the Company, for payment of services related to such transactions. Upon closing of the purchase, the Company will be liable for the balance of the finder's fee in the amount of $80,000.

    On October 10, 1996, the Company and CDM entered into agreements which provide for the purchase of all of the franchise interests of the largest CDIL franchisees in exchange for 80,000 shares of the Company's common stock.

    Closings of the above mentioned purchases are subject to the satisfaction of several conditions precedent, including the Company's completion of an initial public offering of its common stock, or closing of another financing arrangement, by February 28, 1997 for at least $3.5 million.

    The Company has entered into employment agreements with the four existing or committed officers of the Company, effective after the Company's completion of an initial public offering. The employment agreements are for terms of one and five years with renewal options of one and five years and total $355,000 annually for the four individuals.

                       COMPACT DISCS INTERNATIONAL, LTD.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                      WITH
                          INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the General Partner
Compact Discs International, Ltd. and Subsidiary

    We have audited the accompanying consolidated balance sheet of Compact Discs International, Ltd. (A Texas Limited Partnership) and Subsidiary as of December 31, 1995, and the related consolidated statements of income, partners' capital, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compact Discs International, Ltd. and Subsidiary as of December 31, 1995, and the consolidated results of its operations and its cash flows for each of the two years then ended in conformity with generally accepted accounting principles.

                                          HUSELTON & MORGAN, P.C.

Dallas, Texas
March 6, 1996, except for Note 2,
  as to which the date is October 10, 1996

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995

                                     ASSETS

Current assets
  Cash............................................................................  $  48,495
  Accounts receivable (net of allowance of $70,171)...............................    228,887
  Due from CD Acquisitions........................................................    111,316
  Inventory.......................................................................     50,275
  Prepaid expenses................................................................      1,179
                                                                                    ---------
    Total current assets..........................................................    440,152
                                                                                    ---------
Furniture, fixtures and equipment (net of accumulated depreciation)...............     39,108
                                                                                    ---------
Investment in partnerships........................................................     25,231
Other assets (net of amortization)................................................      5,288
                                                                                    ---------
    Total investment and other assets.............................................     30,519
                                                                                    ---------
    Total assets..................................................................  $ 509,779
                                                                                    ---------
                                                                                    ---------

                              LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
  Accounts payable................................................................  $   4,075
  Sales tax payable...............................................................      2,219
  Payroll taxes payable...........................................................        744
  Development fees advanced.......................................................     60,521
                                                                                    ---------
    Total current liabilities.....................................................     67,559
                                                                                    ---------
Minority interest.................................................................     11,981
Partners' capital.................................................................    430,239
                                                                                    ---------
    Total liabilities and partners' capital.......................................  $ 509,779
                                                                                    ---------
                                                                                    ---------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                       CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                                             1994         1995
                                                                                          -----------  -----------
Revenue
  Royalty income........................................................................  $   526,714  $   946,640
  Retail sales..........................................................................      272,119      291,948
  Franchise fees........................................................................      146,428      109,750
  Development fees......................................................................        7,500       74,500
  Software income.......................................................................       62,400       23,683
                                                                                          -----------  -----------
    Total revenue.......................................................................    1,015,161    1,446,521
                                                                                          -----------  -----------
Expenses
  Salaries..............................................................................      215,712      332,333
  Cost of goods sold--retail sales......................................................      183,344      181,312
  Bad debts.............................................................................            0      113,539
  Travel................................................................................       33,819       44,029
  Telephone & utilities.................................................................       20,774       43,208
  Rent..................................................................................       37,188       41,027
  Taxes.................................................................................       21,734       29,289
  Professional fees.....................................................................       53,798       19,006
  Office expense........................................................................        8,323       18,487
  Advertising...........................................................................       31,266       14,745
  Depreciation..........................................................................       14,065        9,189
  Miscellaneous.........................................................................            0        8,666
  Printing..............................................................................       11,208        7,927
  Insurance.............................................................................          884        5,768
  Auto expense..........................................................................        4,229        5,314
  Entertainment.........................................................................        3,220        4,974
  Postage...............................................................................        3,226        4,578
  Promotion.............................................................................        1,369        4,218
  Licenses..............................................................................            0        4,136
  Supplies..............................................................................        2,706        4,011
  Contract labor........................................................................        1,780        2,542
  Repairs & maintenance.................................................................        3,673        1,594
  Security..............................................................................            0        1,355
  Bank charges..........................................................................          408          820
  Amortization..........................................................................          285          456
  Dues & subscriptions..................................................................          195          455
  Photography...........................................................................           69          356
  Interest expense......................................................................          621           46
  Fees..................................................................................            0           21
  Litigation settlement.................................................................       39,793            0
  Penalty...............................................................................          452            0
  Commissions...........................................................................        8,500            0
                                                                                          -----------  -----------
    Total expenses......................................................................      702,641      903,401
                                                                                          -----------  -----------
Operating income........................................................................      312,520      543,120
Other income
  Equity in income of partnerships......................................................            0        2,898
  Interest income.......................................................................            0           89
  Miscellaneous.........................................................................        3,405            0
                                                                                          -----------  -----------
Net income before minority interest.....................................................      315,925      546,107
Minority interest.......................................................................       (2,632)      (7,293)
                                                                                          -----------  -----------
    Net income..........................................................................  $   313,293  $   538,814
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY

                         (A TEXAS LIMITED PARTNERSHIP)

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                                             1994         1995
                                                                                          -----------  -----------
Beginning balance.......................................................................  $   101,613  $   187,702
Net income..............................................................................      313,293      538,814
Distributions...........................................................................     (227,204)    (296,277)
                                                                                          -----------  -----------
Ending balance..........................................................................  $   187,702  $   430,239
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY

                         (A TEXAS LIMITED PARTNERSHIP)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                                             1994         1995
                                                                                          -----------  -----------
Cash flows from operating activities:
    Net income..........................................................................  $   313,293  $   538,814
  Noncash items
    Bad debt expense....................................................................            0       70,171
    Depreciation and amortization.......................................................       14,350        9,645
    Minority interest...................................................................        1,227        7,293
    Equity in income of partnerships....................................................            0       (2,898)
  Adjustments to reconcile net income to cash provided by operating activities
      Increase in accounts receivable...................................................      (38,946)    (224,071)
      Increase in due from CD Acquisitions..............................................      (64,023)     (69,791)
      Increase in inventory.............................................................       (8,811)     (11,327)
      Increase in prepaid expenses......................................................       (2,087)      (1,179)
      Increase in organization cost.....................................................       (1,400)           0
      Increase in development fees advanced.............................................       57,000       13,521
      Increase (decrease) in accrued liabilities........................................        5,976      (11,829)
      Increase (decrease) in accounts payable...........................................        2,163       (1,997)
                                                                                          -----------  -----------
        Net cash provided by operating activities.......................................      278,742      316,352
Cash flows from investing activities
  Purchase of fixed assets..............................................................      (37,044)     (17,355)
  Distributions from partnership--Memphis store.........................................            0          167
  Distribution to minority interest owner...............................................            0       (5,040)
                                                                                          -----------  -----------
        Net cash used by investing activities...........................................      (37,044)     (22,228)
Cash flows from financing activities
  Distributions to partners.............................................................     (227,204)    (296,277)
  Repayment of loan to Leo Kane.........................................................       (8,979)      (2,842)
  Loan from Leo Kane....................................................................       11,821            0
                                                                                          -----------  -----------
        Net cash used by financing activities...........................................     (224,362)    (299,119)
Net increase (decrease) in cash.........................................................       17,336       (4,995)
Cash at beginning of year...............................................................       36,154       53,490
                                                                                          -----------  -----------
Cash at end of year.....................................................................  $    53,490  $    48,495
                                                                                          -----------  -----------
                                                                                          -----------  -----------

Supplemental information:

  1994-- A note payable in the amount of $11,821 was given for the purchase of two automobiles.

  1995-- Trade receivables in the amount of $22,500 are exchanged for a minority interest in a general partnership.

      -- Development fees advanced in the amount of $22,500 are used to satisfy various trade receivables.

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. ORGANIZATION

    THE COMPANY

    Compact Discs International, Ltd. (the "Company") is a Texas limited partnership which conducts business under the name "CD Warehouse" and maintains its principal office in Richardson, Texas.

    The Company offers and sells single-unit franchises and development rights for multi-unit franchises for the operation of retail sales outlets which buy, sell and trade new and used compact discs and related items (Note 8). As of December 31, 1994 and 1995, the Company has executed 73 and 112 franchise agreements respectively for the operation of stores, of which 67 were operational in 1994 and 96 are operational in 1995. The Company has 11 development agreements in place as of December 31, 1995.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and CD Warehouse - Fort Worth, an 81.25% owned subsidiary; the remaining 18.75% is owned by an unrelated third party investor. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest in the consolidated subsidiary represents the minority owner's proportionate share of the equity of CD Warehouse - Fort Worth.

    INVENTORY

    Inventory consists primarily of both new and used compact discs. All inventory is valued at the lower of cost or market using the first-in, first-out
(FIFO) method. The inventory is located for resale at the subsidiary's location in Fort Worth, Texas.

    FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment are stated at cost. The provision for depreciation has been calculated using the straight-line method. Useful lives range from 3 to 7 years.

    OTHER ASSETS

    Organization costs and the Company's trademark are being amortized using the straight-line method over five and fifteen years, respectively.

    INVESTMENT IN PARTNERSHIPS

    The Company records its ownership in two minority-owned partnerships that own CD Warehouse stores using the equity method of accounting.

    REVENUE RECOGNITION

    Franchise fees are non-refundable. Franchise fee income is recognized upon the opening of the related store. The Company's commitment and obligations to franchisees are not significant after the store is opened. Development right fees paid are recognized as income on a prorated basis as the franchise units within a development agreement are opened. Development fees are non-refundable, but will be applied

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

1. ORGANIZATION (CONTINUED)
against future franchise fees and royalty fees due from development franchisees. Royalties are recognized when earned. Specially designed software is sold to the franchisees, and the related income is recognized when earned.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

2. CHANGE IN METHOD OF ACCOUNTING

    Subsequent to the original audit date of these financial statements, March 6, 1996, management of the Company changed its method of accounting for development fee income. In the prior financial statements, the total amount deposited for development rights was recognized as income upon the opening of the first franchise within a development agreement. As Note 1 indicates, these financial statements recognize development fee income on a prorated basis as the franchise units within a development agreement are opened. The change increased income $4,095, increased development fee advances $50,321, and decreased partners' capital $50,321, from what was originally reported in the financial statements audited March 6, 1996.

3. FURNITURE, FIXTURES AND EQUIPMENT

    Components of furniture, fixtures and equipment at December 31, 1994 and 1995 are as follows:

                                                                                     1994        1995
                                                                                  ----------  ----------
Equipment.......................................................................  $   15,708  $   28,861
Furniture and fixtures..........................................................      19,339      23,541
Automobiles.....................................................................      12,386      12,386
Leasehold improvements..........................................................      10,102      10,101
                                                                                  ----------  ----------
    Total.......................................................................      57,535      74,889
Accumulated depreciation........................................................     (26,592)    (35,781)
                                                                                  ----------  ----------
    Total.......................................................................  $   30,943  $   39,108
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

4. OTHER ASSETS

    Components of other assets at December 31, 1994 and 1995 are as follows:

                                                                                         1994       1995
                                                                                       ---------  ---------
Deposits.............................................................................  $   3,561  $   3,560
Organization costs...................................................................      2,150      2,150
Trademark............................................................................        394        394
                                                                                       ---------  ---------
    Total............................................................................      6,105      6,104
Accumulated amortization.............................................................       (360)      (816)
                                                                                       ---------  ---------
    Total............................................................................  $   5,745  $   5,288
                                                                                       ---------  ---------
                                                                                       ---------  ---------

5. INVESTMENT IN PARTNERSHIPS

    In the latter part of 1995 the Company entered into two partnership agreements to own and operate retail CD outlets in Tulsa, Oklahoma and Memphis, Tennessee. At December 31, 1995, the Company has the following investments in general partnerships:

                                                                                              PERCENTAGE
                                        PARTNERSHIP                                              OWNED
--------------------------------------------------------------------------------------------  -----------
CD Warehouse--Tulsa.........................................................................          50
CD Warehouse--Memphis.......................................................................          25

    At December 31, 1995, the Company's investment in partnerships and equity in the income of these partnerships for the year then ended consist of the following:

                                                                              INVESTMENT IN  PARTNERSHIP
                                                                               PARTNERSHIP     INCOME
                                                                              -------------  -----------
CD Warehouse--Tulsa.........................................................   $    22,853    $     353
CD Warehouse--Memphis.......................................................         2,378        2,545
                                                                              -------------  -----------
                                                                               $    25,231    $   2,898
                                                                              -------------  -----------
                                                                              -------------  -----------

    The following summarizes the activity of the CD Warehouse--Tulsa and the CD Warehouse-- Memphis partnerships for the year ended December 31, 1995:

                                                                                     CD WAREHOUSE    CD WAREHOUSE
                                                                                        TULSA          MEMPHIS
                                                                                    --------------  --------------
Total assets......................................................................    $   65,157      $   58,722
Total liabilities.................................................................         5,388           3,210
                                                                                         -------         -------
    Net assets....................................................................    $   59,769      $   55,512
                                                                                         -------         -------
                                                                                         -------         -------
Revenues..........................................................................    $   24,683      $   98,734
                                                                                         -------         -------
                                                                                         -------         -------
Net income........................................................................    $      707      $   10,180
                                                                                         -------         -------
                                                                                         -------         -------

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

6. COMMITMENTS AND CONTINGENCIES

    The Company leases office space under a non-cancelable operating lease agreement. The agreement expires in 1997. The Company also leases retail space for its store operation. This agreement expires in 1996. Total rent expense for the years ended December 31, 1994 and 1995 was $37,188 and $41,027, respectively.

    The following is a schedule of future minimum lease payments for the above leases as of December 31, 1995:

Year ending December 31, 1996..............................................  $  27,426
Year ending December 31, 1997..............................................      5,694
                                                                             ---------
                                                                             $  33,120
                                                                             ---------
                                                                             ---------

7. INCOME TAXES

    Taxable income of the Company is includable in the income returns of the individual partners; therefore, no provision for income taxes has been made in the accompanying financial statements.

8. RELATED-PARTY TRANSACTIONS

    In 1994 the Company purchased from Mr. Leo Kane, a limited partner, two automobiles for a total of $11,821. Mr. Leo Kane received a note for the purchase. In 1994, the Company was making note payments of $800 per month. For the year ended December 31, 1994, the Company had reduced the note by $8,979 and paid Mr. Leo Kane interest of $621. The note was fully paid in 1995, reducing the note by $2,842. Interest paid to Mr. Leo Kane in 1995 is $44.

    The partners of the Company own, through a joint venture, CD Acquisitions, "CDA." CDA sells new and used merchandise to franchisees. The franchisees included CD Warehouse--Fort Worth, Tulsa and Memphis. Sales to these three franchisees amounted to $31,000 and $108,800 in the years ending December 31, 1994 and 1995, respectively. CDA operates out of the Company's location with no contribution to overhead expenses.

    CDA owes the Company $64,023 and $111,316 at December 31, 1994 and 1995, respectively.

                                CD ACQUISITIONS
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                                      WITH
                          INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Venturers

CD Acquisitions

    We have audited the accompanying balance sheet of CD Acquisitions (A Joint Venture) as of December 31, 1995, and the related statements of income, venturers' capital, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CD Acquisitions as of December 31, 1995, and the results of its operations and its cash flows for each of the two years then ended in conformity with generally accepted accounting principles.

                                          HUSELTON & MORGAN, P.C.

Dallas, Texas
October 5, 1996

                                CD ACQUISITIONS
                               (A JOINT VENTURE)

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                     ASSETS

Current assets
  Cash............................................................................  $ 159,444
  Accounts receivable, net of allowance of $12,859................................    194,441
  Inventory.......................................................................    305,757
  Prepaid insurance...............................................................      7,913
                                                                                    ---------
    Total current assets..........................................................    667,555
                                                                                    ---------
                                                                                    ---------
    Total assets..................................................................  $ 667,555
                                                                                    ---------
                                                                                    ---------
                             LIABILITIES AND VENTURERS' CAPITAL

Current liabilities
  Accounts payable................................................................  $ 411,805
  Due to Compact Discs International, Ltd.........................................    111,316
  Advances from CD Stores.........................................................      7,997
  Accrued insurance...............................................................      6,430
  Sales tax payable...............................................................      1,911
                                                                                    ---------
    Total current liabilities.....................................................    539,459
                                                                                    ---------
Venturers' capital................................................................    128,096
                                                                                    ---------
    Total liabilities and venturers' capital......................................  $ 667,555
                                                                                    ---------
                                                                                    ---------

   The accompanying notes are an integral part of these financial statements.

                                CD ACQUISITIONS
                               (A JOINT VENTURE)

                  STATEMENTS OF INCOME AND VENTURERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                                          1994           1995
                                                                                      -------------  -------------
Net Sales...........................................................................  $   1,567,566  $   2,717,043
Cost of goods sold..................................................................     (1,539,006)    (2,511,032)
                                                                                      -------------  -------------
Gross profit on sales...............................................................         28,560        206,011
                                                                                      -------------  -------------
Administrative and selling expenses.................................................         18,694         77,918
                                                                                      -------------  -------------
  Net income........................................................................          9,866        128,093
Venturers' capital (deficit), beginning of year.....................................         (9,863)             3
                                                                                      -------------  -------------
Venturers' capital, end of year.....................................................  $           3  $     128,096
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                CD ACQUISITIONS
                               (A JOINT VENTURE)

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                                              1994         1995
                                                                                           -----------  -----------
Cash flows from operating activities:
  Net income.............................................................................  $     9,866  $   128,093
  Adjustments to reconcile net income to cash provided by operating activities
    Bad debt expense.....................................................................            0       12,859
  (Increase) decrease in:
    Accounts receivable..................................................................     (203,677)      10,342
    Inventory............................................................................     (131,205)    (145,948)
    Prepaid insurance....................................................................            0       (7,913)
                                                                                           -----------  -----------
  Increase in:
    Accounts payable.....................................................................      350,636       90,412
    Accrued expenses.....................................................................            0       12,522
                                                                                           -----------  -----------
    Net cash provided by operating activities............................................       25,620      100,367
Cash at beginning of year................................................................       33,457       59,077
                                                                                           -----------  -----------
Cash at end of year......................................................................  $    59,077  $   159,444
                                                                                           -----------  -----------
                                                                                           -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                                CD ACQUISITIONS
                               (A JOINT VENTURE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

1. ACCOUNTING AND FINANCIAL REPORTING POLICIES

    CD Acquisitions (the "Company") is a joint venture among two individuals and a limited liability company owned by one of the same individuals and his spouse. The principal office of operations is located in Richardson, Texas. The Company is a wholesale distributor of new and used compact discs.

    The significant accounting policies utilized in the preparation of the financial statements are as follows:

    INVENTORY

    Inventory of the Company consists of compact discs for sale to franchisees of an affiliate (Note 2). Inventory is stated at the lower of cost or market. Cost is determined by using a moving average method.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    At December 31, 1994 and 1995, the Company has the following balance owed to related parties:

                                                                           1994        1995
                                                                         ---------  ----------
Due to Compact Discs International, Ltd................................  $  64,023  $  111,316
                                                                         ---------  ----------
                                                                         ---------  ----------

    Owners of the joint venture also own an interest in Compact Discs International, Ltd. ("CDIL"). CDIL offers and sells single-unit franchises and development rights for multi-unit franchises for the operation of retail outlets which buy, sell and trade new and used compact discs. All of the Company's 1994 and 1995 sales were to franchisees of CDIL. The Company operates out of the office and warehouse of CDIL at no charge to the Company.

3. INCOME TAXES

    Taxable income or loss of the Company is includable in the income tax returns of the venturers; therefore, no provision for income taxes has been made in the accompanying financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                     AND CD ACQUISITIONS (A JOINT VENTURE)

                    UNAUDITED COMBINED FINANCIAL STATEMENTS
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                                      AND
                       COMPACT DISCS INTERNATIONAL, LTD.
                                 AND SUBSIDIARY
                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                AUGUST 31, 1996

                                     ASSETS

Current assets
  Cash..........................................................................  $      326,091
  Accounts receivable (net of allowance of $120,702)............................         290,828
  Inventory.....................................................................         498,432
  Prepaid expenses..............................................................          11,919
                                                                                  --------------
    Total current assets........................................................       1,127,270
                                                                                  --------------
Furniture, fixtures and equipment (net of accumulated depreciation).............          39,924
                                                                                  --------------
Investment in partnerships......................................................          63,306
Other assets (net of amortization)..............................................           4,984
                                                                                  --------------
  Total investment and other assets.............................................          68,290
                                                                                  --------------
    Total assets................................................................  $    1,235,484
                                                                                  --------------
                                                                                  --------------

                               LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts payable..............................................................  $      534,270
  Sales tax payable.............................................................             769
  Payroll taxes payable.........................................................             222
  Development fees advanced.....................................................          44,600
  Advances from CD stores.......................................................          60,000
                                                                                  --------------
    Total current liabilities...................................................         639,861
                                                                                  --------------
Minority interest...............................................................           1,358
Partners' capital...............................................................         594,265
                                                                                  --------------
    Total liabilities and partners' capital.....................................  $    1,235,484
                                                                                  --------------
                                                                                  --------------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

                          COMBINED STATEMENT OF INCOME

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                        CONSOLIDATED STATEMENT OF INCOME

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                                                                                            1995          1996
                                                                                        ------------  ------------
Revenue
  Retail sales........................................................................  $  1,740,062  $  2,329,786
  Royalty income......................................................................       587,064       774,283
  Computer/Software income............................................................        91,888        62,585
  Franchise fees......................................................................        45,750        53,000
  Development fees....................................................................        30,000         7,500
                                                                                        ------------  ------------
  Total revenue.......................................................................     2,494,764     3,227,154
                                                                                        ------------  ------------
Expenses
  Cost of goods sold--retail sales....................................................     1,531,304     2,149,187
  Salaries............................................................................       234,339       229,629
  Bad debts...........................................................................        71,247       110,394
  Cost of goods sold--computer........................................................        89,044        37,700
  Rent................................................................................        28,150        29,504
  Professional fees...................................................................         9,182        28,919
  Telephone & utilities...............................................................        34,518        22,394
  Travel..............................................................................        29,237        22,275
  Taxes...............................................................................        23,200        19,846
  Insurance...........................................................................           777        18,243
  Commissions.........................................................................             0        16,917
  Office expense......................................................................        12,894        13,510
  Depreciation........................................................................         8,012         8,298
  Printing............................................................................         6,029         7,063
  Promotion...........................................................................           800         6,363
  Postage.............................................................................         3,075         5,696
  Advertising.........................................................................        23,502         4,877

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

                    COMBINED STATEMENT OF INCOME (CONTINUED)

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                  CONSOLIDATED STATEMENT OF INCOME (CONTINUED)

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                                                                                            1995          1996
                                                                                        ------------  ------------
Expenses (continued)
  Supplies............................................................................         2,406         3,804
  Licenses............................................................................         4,135         3,770
  Miscellaneous.......................................................................         2,092         3,645
  Entertainment.......................................................................         3,108         3,445
  Auto expense........................................................................         2,967         3,350
  Contract labor......................................................................         1,592         2,100
  Repairs & maintenance...............................................................         1,289         2,089
  Security............................................................................           884         1,930
  Dues & subscriptions................................................................            55         1,142
  Bank charges........................................................................           979           934
  Amortization........................................................................           342           304
  Photography.........................................................................           262           118
  Interest expense....................................................................            44            38
  Litigation settlement...............................................................           120             0
                                                                                        ------------  ------------
    Total expenses....................................................................     2,125,585     2,757,484
                                                                                        ------------  ------------
Operating income......................................................................       369,179       469,670
Other income
  Equity in income of partnerships....................................................             0        21,132
  Interest income.....................................................................            66             0
                                                                                        ------------  ------------
Net income before minority interest...................................................       369,245       490,802
Minority interest.....................................................................        (5,179)       (2,898)
                                                                                        ------------  ------------
    Net income........................................................................  $    364,066  $    487,904
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

                    COMBINED STATEMENT OF PARTNERS' CAPITAL

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                                                                                             1995         1996
                                                                                          -----------  -----------
Beginning balance.......................................................................  $   187,706  $   558,335
Net income..............................................................................      364,066      487,904
Distributions:
  Cash..................................................................................     (208,296)    (307,145)
  Noncash...............................................................................            0     (144,829)
                                                                                          -----------  -----------
Ending balance..........................................................................  $   343,476  $   594,265
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

                        COMBINED STATEMENT OF CASH FLOWS

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                  (UNAUDITED)
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996

                                                                                             1995         1996
                                                                                          -----------  -----------
Cash flows from operating activities:
  Net income............................................................................  $   364,066  $   487,904
  Noncash items
    Bad debt expense....................................................................       71,247      110,394
    Depreciation and amortization.......................................................        8,354        8,602
    Equity in income of partnerships....................................................            0      (21,132)
    Minority interest...................................................................        5,179        2,898
  Adjustments to reconcile net income to cash provided by
    operating activities
    (Increase) in accounts receivable...................................................     (105,824)     (28,349)
    Increase (decrease) in accounts payable.............................................      (24,993)       7,074
    (Increase) in inventory.............................................................     (112,312)    (142,400)
    Increase in accrued liabilities.....................................................       72,322       25,769
    (Increase) in prepaid expenses......................................................       (1,300)      (2,827)
                                                                                          -----------  -----------
      Net cash provided by operating activities.........................................      276,739      447,933

Cash flows from investing activities
  Purchase of fixed assets..............................................................      (14,306)      (9,115)
                                                                                          -----------  -----------
      Net cash used by investing activities.............................................      (14,306)      (9,115)

Cash flows from financing activities
  Distributions to partners.............................................................     (208,296)    (307,145)
  Minority interest distributions.......................................................       (4,362)     (13,521)
                                                                                          -----------  -----------
      Net cash used by financing activities.............................................     (212,658)    (320,666)
                                                                                          -----------  -----------
Net increase in cash....................................................................       49,775      118,152
Cash at beginning of period.............................................................      112,567      207,939
                                                                                          -----------  -----------
Cash at end of period...................................................................  $   162,342  $   326,091
                                                                                          -----------  -----------
                                                                                          -----------  -----------

SUPPLEMENTAL INFORMATION:

    Accounts receivable due from partners of the Company in the amount of $144,829 were discharged and recognized as a distribution to the partners.

   The accompanying notes are an integral part of these financial statements.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                                AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                AUGUST 31, 1996

1. ORGANIZATION

    THE COMPANY

    Compact Discs International, Ltd. (the "Company") is a Texas limited partnership which conducts business under the name "CD Warehouse" and maintains its principal office in Richardson, Texas.

    Effective January 1, 1996, CD Acquisitions ("CDA"), a joint venture owned and operated by CDIL's partners, was merged into CDIL. The financial information at August 31, 1995 is comprised of combined figures of the Company and CDA in order to provide comparative totals for August 31, 1996.

    The Company offers and sells single-unit franchises and development rights for multi-unit franchises for the operation of retail sales outlets which buy, sell and trade new and used compact discs and related items. As of August 31, 1995 and 1996, the Company has executed 99 and 112 franchise agreements, respectively, for the operation of stores, of which 86 were operational in 1995 and 108 are operational in 1996. The Company has 11 development agreements in place as of August 31, 1995 and 3 as of August 31, 1996.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and CD Warehouse-- Fort Worth, an 81.25% owned subsidiary; the remaining 18.75% is owned by an unrelated third party investor. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest in the consolidated subsidiary represents the minority owner's proportionate share of the equity of CD Warehouse--Fort Worth.

    INVENTORY

    Inventory consists primarily of both new and used compact discs. All inventory is valued at the lower of cost or market using the first-in, first-out
(FIFO) method.

    FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment are stated at cost. The provision for depreciation has been calculated using the straight-line method. Useful lives range from 3 to 7 years.

    OTHER ASSETS

    Organization costs and the Company's trademark are being amortized using the straight-line method over five and fifteen years, respectively.

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

          NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

1. ORGANIZATION (CONTINUED)
    INVESTMENT IN PARTNERSHIPS

    The Company records its ownership in four minority-owned partnerships that own CD Warehouse stores using the equity method of accounting.

    REVENUE RECOGNITION

    Franchise fees are non-refundable. Franchise fee income is recognized upon the opening of the related store. The Company's commitment and obligations to franchisees are not significant after the store is opened. Development right fees paid are recognized as income on a prorated basis as franchise units within a development agreement are opened. Development fees are non-refundable, but can be applied against future franchise fees and royalty fees due from development franchisees. Royalties are recognized when earned. Specially designed software and computer equipment are sold to the franchisees, and the related income is recognized when earned.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

2. FURNITURE, FIXTURES AND EQUIPMENT

    Components of furniture, fixtures and equipment at August 31, 1995 and 1996 are as follows:

                                                                           1995        1996
                                                                        ----------  ----------
Equipment.............................................................  $   26,235  $   29,574
Furniture and fixtures................................................      23,119      24,537
Automobiles...........................................................      12,386      16,528
Leasehold improvements................................................      10,101      10,101
                                                                        ----------  ----------
        Total.........................................................      71,841      80,740
Accumulated depreciation..............................................     (34,604)    (40,816)
                                                                        ----------  ----------
        Total.........................................................  $   37,237  $   39,924
                                                                        ----------  ----------
                                                                        ----------  ----------

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

          NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

3. OTHER ASSETS

    Components of other assets at August 31, 1995 and 1996 are as follows:

                                                                              1995       1996
                                                                            ---------  ---------
Deposits..................................................................  $   3,560  $   3,560
Organization costs........................................................      2,150      2,150
Trademark.................................................................        394        394
                                                                            ---------  ---------
        Total.............................................................      6,104      6,104
Accumulated amortization..................................................       (702)    (1,120)
                                                                            ---------  ---------
        Total.............................................................  $   5,402  $   4,984
                                                                            ---------  ---------
                                                                            ---------  ---------

4. INVESTMENTS IN PARTNERSHIPS

    In the latter part of 1995 and in 1996, the Company entered into partnership agreements to own and operate retail CD outlets in Tulsa, Oklahoma; Memphis, Tennessee; Orange Park, Florida; and Edmond, Oklahoma. At August 31, 1996, the Company has the following investments in general partnerships:

                                                                                      PERCENTAGE
PARTNERSHIP                                                                              OWNED
----------------------------------------------------------------------------------  ---------------
CD Warehouse--Tulsa...............................................................            50
CD Warehouse--Memphis.............................................................            25
CD Warehouse--Orange Park.........................................................            50
CD Warehouse--Edmond..............................................................            50

The Company held no investments prior to August 31, 1995.

    At August 31, 1996, the Company's investments in partnerships and equity in the income of these partnerships for the eight months ended August 31, 1996 consist of the following:

                                                                    INVESTMENT IN  PARTNERSHIP
                                                                     PARTNERSHIP     INCOME
                                                                    -------------  -----------
CD Warehouse--Tulsa...............................................   $    27,239    $   7,387
CD Warehouse--Memphis.............................................           132        6,462
CD Warehouse--Orange Park.........................................        15,283        7,283
CD Warehouse--Edmond..............................................        20,652            0
                                                                    -------------  -----------
                                                                     $    63,306    $  21,132
                                                                    -------------  -----------
                                                                    -------------  -----------

                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                              AND CD ACQUISITIONS

          NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1995
                                      AND
                COMPACT DISCS INTERNATIONAL, LTD. AND SUBSIDIARY
                         (A TEXAS LIMITED PARTNERSHIP)

        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

4. INVESTMENTS IN PARTNERSHIPS (CONTINUED)
    The following summarizes the activity of the CD Warehouse equity investments of the Company for the eight months ending August 31, 1996:

                                                     CD WAREHOUSE    CD WAREHOUSE    CD WAREHOUSE    CD WAREHOUSE
                                                        EDMOND       ORANGE PARK        TULSA          MEMPHIS
                                                    --------------  --------------  --------------  --------------
Total assets......................................   $     33,361    $     86,798    $     67,192    $     65,560
Total liabilities.................................        (32,150)         (3,102)         (1,910)         (1,638)
                                                    --------------  --------------  --------------  --------------
  Net assets......................................   $      1,211    $     83,696    $     65,282    $     63,922
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------
Revenues..........................................   $     24,628    $    153,719    $    174,243    $    255,487
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------
Net income........................................   $      1,211    $     21,094    $     17,466    $     38,217
                                                    --------------  --------------  --------------  --------------
                                                    --------------  --------------  --------------  --------------

5. COMMITMENTS AND CONTINGENCIES

    The Company leases office space under a non-cancelable operating lease agreement. The agreement expires in 1997. The Company also leases retail space for its store operation. This agreement expires in 1996. Total rent expense for the eight months ending August 31, 1995 and 1996 was $28,150 and $29,504, respectively.

    The following is a schedule of future minimum lease payments for the above leases as of August 31, 1996:

1996...............................................................  $   9,142
1997...............................................................      5,694
                                                                     ---------
                                                                     $  14,836
                                                                     ---------
                                                                     ---------

6. INCOME TAXES

    Taxable income of the Company is includable in the income tax returns of the individual partners; therefore, no provision for income taxes has been made in the accompanying financial statements.

7. RELATED-PARTY TRANSACTIONS

    The Company sells new and used merchandise to franchisees. The franchisees include the investee stores of CD Warehouse--Fort Worth, Tulsa, Memphis, Orange Park, and Edmond. Sales to these five franchisees amounted to $72,533 and $124,694 for the eight months ending August 31, 1995 and 1996.

    At August 31, 1995, prior to the merger between CDA and CDI, CDA owes the Company $107,323.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER, TO, OR A SOLICITATIONOF, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Use of Proceeds...........................................................   11
Dividend Policy...........................................................   11
Dilution..................................................................   12
Capitalization............................................................   13
Combined Statements of Operations.........................................   14
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   15
Pro Forma Combined Condensed Financial Statement..........................   20
Business and Properties...................................................   27
Management................................................................   39
Certain Transactions......................................................   41
Principal Stockholders....................................................   44
Description of Securities.................................................   44
Shares Eligible for Future Sale...........................................   46
Underwriting..............................................................   48
Legal Matters.............................................................   49
Experts...................................................................   49
Additional Information....................................................   50
Financial Statements......................................................  F-1

                                1,000,000 SHARES
                               CD WAREHOUSE, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  CAPITAL WEST
                                SECURITIES, INC.

                                         , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CD WAREHOUSE, INC.

                      REGISTRATION STATEMENT ON FORM SB-2

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The General Corporation Law of the State of Delaware grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    The Delaware statute also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    The Delaware statute provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually incurred by him in connection therewith.

    Articles Nine and Eleven of the Registrant's Certificate of Incorporation indemnify and exculpate the directors, officers, employees, and agents of the Registrant from and against certain liabilities. Article Nine provides that the Registrant shall indemnify to the full extent permitted under the General Corporation Law of the State of Delaware any director, officer, employee, or agent of the Registrant. Article Eleven provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for acts or omissions specified in Section 174 of the General Corporation Law of the State of Delaware regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All expenses of registration of the Shares will be borne by the Company. All of the amounts shown are estimates, except the registration fee, and assume exercise of the underwriter's over-allotment option.

Securities and Exchange Commission registration fee............  $ 3,108.94
NASD fees......................................................  $ 1,300.00
Underwriter's non-accountable expense allowance................  $241,500.00
Legal fees and expenses........................................  $80,000.00
Accounting fees and expenses...................................  $40,000.00
Printing and engraving expenses................................  $25,000.00
Blue sky fees and expenses.....................................  $30,000.00
Nasdaq application fees........................................  $ 6,780.00
                                                                 ----------
  TOTAL EXPENSES...............................................  $427,688.94
                                                                 ----------
                                                                 ----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act").

    The Company was organized as a Delaware corporation in September 1996. The initial subscribing stockholders, who each subscribed on September 5, 1996, were Jerry W. Grizzle for 230,000 shares of Common Stock, Mathew Grizzle (Mr. Grizzle's son) under the Uniform Transfers to Minors Act ("UTMA") for 10,000 shares of Common Stock, Brittany Grizzle (Mr. Grizzle's daughter) under the UTMA for 10,000 shares of Common Stock, Gary D. Johnson for 75,000 shares of Common Stock and Doyle E. Motley for 25,000 shares of Common Stock. Each of such stockholders paid a purchase price of $1.00 per share for the Common Stock thus purchased. No sales commissions were paid in connection with such issuance. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

    The Company entered into a subscription agreement on October 1, 1996 with Mark E. Kane for the sale to him of 350,000 shares of Common Stock, at a purchase price of $1.00 per share. Payment of the subscription price is conditioned upon the successful completion of the offering of Common Stock to which this Registration Statement relates. Additionally, the Company entered into a subscription agreement on October 10, 1996 with Bruce D. MacDonald for the aggregate issuance to him of 80,000 shares of Common Stock, in exchange for the assignment to the Company of certain equity interests owned by MacDonald or his affiliates in 36 CD Warehouse franchise stores (the "MacDonald Acquisition"). Issuance of the 80,000 shares, and completion of the MacDonald Acquisition, is conditioned upon the successful completion of the offering of Common Stock to which this Registration Statement relates. No sales commissions were paid in connection with the subscription agreements. The securities, when issued, will be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS.

 EXHIBIT
  NUMBER                                              NAME OF EXHIBIT
----------  ---------------------------------------------------------------------------------------------------

     1.1*   Underwriting Agreement between the Company and Capital West Securities, Inc. ("Capital West")

     2.1    Asset Purchase Agreement, dated as of October 1, 1996, by and among Compact Discs International,
              Ltd., Mark E. Kane ("Kane") and the Company (filed electronically herewith)

     2.2    Asset Purchase Agreement, dated as of October 10, 1996, by and between Bruce D. MacDonald
              ("MacDonald") and the Company (filed electronically herewith)

     2.3    Assignment and Assumption Agreement, dated as of October 10, 1996, by and between MacDonald and the
              Company (filed electronically herewith)

     2.4    World-Wide Area Development Agreement, dated as of October 10, 1996, by and between Kane and the
              Company (filed electronically herewith)

     3.1    Certificate of Incorporation (filed electronically herewith)

     3.2    Bylaws (filed electronically herewith)

     4.1*   Specimen Certificate of the Common Stock

     4.2    See Articles IV and VIII of the Company's Certificate of Incorporation and Article II of the
              Company's Bylaws (included herein as Exhibits 3.1 and 3.2, respectively)

     4.3*   Form of Warrant Agreement between the Company and Capital West

     4.4*   Credit Agreement dated as of         , 1996 between the Company and Bank of Oklahoma, N.A.

     5.1*   Opinion of Day Edwards Federman Propester & Christensen, P.C. as to the legality of the securities being registered

    10.1    Employment Agreement by and between the Company and Grizzle (filed electronically herewith)

    10.2    Employment Agreement by and between the Company and Johnson (filed electronically herewith)

    10.3    Employment Agreement by and between the Company and MacDonald (filed electronically herewith)

    10.4    Employment Agreement by and between the Company and Motley (filed electronically herewith)

    10.5    Finders and Release Agreement, dated as of September 3, 1996, by and among the Company; Grizzle;
              CDI Acquisition JV, a Texas joint venture; and CD Partners JV, a Texas joint venture (filed electronically herewith)

    10.6    Asset Purchase Agreement, dated as of October 1, 1996, by and among Compact Discs International,
              Ltd., Kane and the Company (included herein as Exhibit 2.1)

    10.7    Asset Purchase Agreement, dated as of October 10, 1996, by and between MacDonald and the Company
              (included herein as Exhibit 2.2)

    10.8    Assignment and Assumption Agreement, dated as of October 10, 1996, by and between MacDonald and the
              Company (included herein as Exhibit 2.3)

    10.9*   Consulting Agreement between the Company and Capital West

    10.10*  Credit Agreement dated as of         , 1996 between the Company and Bank of Oklahoma, N.A.
              (included herein as Exhibit 4.4)

 EXHIBIT
  NUMBER                                              NAME OF EXHIBIT
----------  ---------------------------------------------------------------------------------------------------
    10.12   Lease Agreement dated June 24, 1992 by and between Metropolitan Life Insurance Company and M&L Kane
              Company, L.L.C. (filed electronically herewith)

    10.13*  Form of Franchise Agreement

    10.14   Form of Partnership Agreement (filed electronically herewith)

    10.15   Form of Development Agreement (filed electronically herewith)

    10.16   Lease Agreement dated October 28, 1996 by and between the Company and Magnolia Enterprises, Inc.
              (filed electronically herewith)

    11.1*   Statement re: computation of per share earnings

    21.1    List of subsidiaries (filed electronically herewith)

    23.1    Consent of Huselton & Morgan, P.C., Independent Accountants (filed electronically herewith)

    23.2    Consent of Ernst & Young LLP., Independent Accountants (filed electronically herewith)

    23.3*   Consent of Day Edwards Federman Propester & Christensen, P.C. (included in Exhibit 5.1)

    24.1    Powers of Attorney (filed electronically herewith)

------------------------

* To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

    1.  The undersigned Registrant hereby undertakes:

    (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (c) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) include any additional or changed material information on the plan of distribution.

    (d) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination or end of the offering.

    2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereon duly authorized in the City of Oklahoma City, State of Oklahoma, on October 30, 1996.

                                CD WAREHOUSE, INC.
                                a Delaware corporation

                                By:             /s/ JERRY W. GRIZZLE
                                     -----------------------------------------
                                                 Jerry W. Grizzle,
                                        CHAIRMAN OF THE BOARD OF DIRECTORS,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JERRY W. GRIZZLE       Chairman of the Board of
------------------------------    Directors; President and   October 30, 1996
       Jerry W. Grizzle           Chief Executive Officer

     /s/ GARY D. JOHNSON        Executive Vice President;
------------------------------    Chief Operating Officer;   October 30, 1996
       Gary D. Johnson            Director

    /s/ BRUCE D. MACDONALD
------------------------------  Vice President--Company      October 30, 1996
      Bruce D. MacDonald          Store Operations

     /s/ DOYLE E. MOTLEY
------------------------------  Sr. Vice President, Chief    October 30, 1996
       Doyle E. Motley            Financial Officer

  /s/ CHRISTOPHER M. SALYER
------------------------------  Director                     October 30, 1996
    Christopher M. Salyer

     /s/ RONALD V. PERRY
------------------------------  Director                     October 30, 1996
       Ronald V. Perry

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